UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Exchange Act of 1934 (Amendment No. )

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CDW CORPORATION

(Name of Registrant as Specified in its Charter)

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Notice of 2014 Annual Meeting of Stockholders and Proxy Statement

CDW
CDW
PEOPLE
WHO
GET IT

“In addition to a successful initial public offering in 2013, CDW delivered another strong year of revenue growth, profitability increases and market share gains.”

Dear Fellow Stockholder,

On behalf of our Board of Directors, I’m pleased to invite you to CDW’s 2014 Annual Meeting of Stockholders, which will be held on Thursday, May 22, 2014, at 7:30 a.m. CDT, at the Company’s office located at 26125 N. Riverwoods Boulevard in Mettawa, Illinois. The attached Notice of Annual Meeting of Stockholders and Proxy Statement will serve as your guide to the business to be conducted at the meeting.

For nearly 30 years, CDW has thrived on change. What started at a kitchen table has grown into a $10.8 billion success story. In addition to a successful initial public offering in 2013, CDW delivered another strong year of revenue growth, profitability increases and market share gains.

For more information on CDW and to take advantage of the many stockholder resources and tools, we encourage you to visit our Investor Relations website at investor.cdw.com.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we urge you to vote either via the Internet, by telephone or by signing and returning a proxy card. Please vote as soon as possible so that your shares will be represented.

Thank you for your continued trust in CDW and investment in our business.

Thomas E. Richards

Chairman and Chief Executive Officer

April 8, 2014

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Notice of Annual Meeting of Stockholders

Thursday, May 22, 2014

7:30 a.m. CDT

26125 N. Riverwoods Boulevard, Mettawa, Illinois 60045

The Annual Meeting of Stockholders of CDW Corporation (the “Company”) will be held on Thursday, May 22, 2014, at 7:30 a.m. CDT, at the Company’s office located at 26125 N. Riverwoods Boulevard, Mettawa, Illinois 60045. The purposes of this meeting are:

1.	To elect the four Class I director nominees named in this proxy statement for a term expiring at the 2017 Annual Meeting of Stockholders;

2.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014;

3.	To approve, on an advisory basis, named executive officer compensation;

4.	To approve, on an advisory basis, the frequency of the advisory vote to approve named executive officer compensation; and

5.	To consider any other matters that may properly come before the meeting or any adjournments or postponements of the meeting.

Holders of our common stock at the close of business on March 24, 2014 are entitled to notice of, and to vote at, the Annual Meeting. Your vote is important to us. Please see “Voting Information” on page 4 for instructions on how to vote your shares.

April 8, 2014	By Order of the Board of Directors,

Christine A. Leahy
Senior Vice President,
General Counsel and Corporate Secretary

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting to be Held on May 22, 2014:
The proxy materials relating to our 2014 Annual Meeting (notice, proxy statement and annual report) are available at www.proxyvote.com.

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VOTING INFORMATION

Who is Eligible to Vote

You are entitled to vote at the Annual Meeting if you were a stockholder of CDW Corporation (the “Company”) as of the close of business on March 24, 2014, the record date for the Annual Meeting.

Participate in the Future of CDW—Vote Today

Please cast your vote as soon as possible on all of the proposals listed below to ensure that your shares are represented.

		More Information	Board Recommendation
Proposal 1	Election of Directors	Page 19	FOR each Class I Director
Proposal 2	Ratification of Selection of Independent Registered Public Accounting Firm	Page 28	FOR
Proposal 3	Advisory Vote to Approve Named Executive Officer Compensation	Page 30	FOR
Proposal 4	Advisory Vote on the Frequency of the Advisory Vote to Approve Named Executive Officer Compensation	Page 30	1 YEAR

Voting in Advance of the Annual Meeting

Even if you plan to attend our Annual Meeting in person, please read this proxy statement with care and vote right away as described below. For stockholders of record, have your Notice and proxy card in hand and follow the instructions. If you hold your shares through a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee, including whether telephone or Internet options are available.

BY INTERNET USING YOUR COMPUTER	BY INTERNET USING YOUR TABLET OR SMARTPHONE	BY TELEPHONE	BY MAILING YOUR PROXY CARD

Visit 24/7 www.proxyvote.com	Scan this QR code 24/7 to vote with your mobile device (may require free software)	Dial toll-free 24/7 1-800-690-6903 (registered holders) 1-800-454-8683 (beneficial holders)	Cast your ballot, sign your proxy card and return by mail in the postage prepaid envelope

Voting at the Annual Meeting

All stockholders as of the close of business on March 24, 2014 may vote in person at the 2014 Annual Meeting of Stockholders, which will be held on Thursday, May 22, 2014, at 7:30 a.m. CDT, at the Company’s office located at 26125 N. Riverwoods Boulevard, Mettawa, Illinois 60045. If you hold your shares through a broker, bank or other nominee and would like to vote in person at the Annual Meeting, you must first obtain a proxy issued in your name from the institution that holds your shares.

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PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement and our 2013 Annual Report on Form 10-K carefully before voting at the Annual Meeting of Stockholders. Measures used in this proxy statement that are not based on accounting principles generally accepted in the United States (“non-GAAP”) are each defined and reconciled to the most directly comparable GAAP measure in Appendix A.

2013 Business Highlights

Business Overview

We are a leading provider of integrated information technology (“IT”) solutions serving a growing and fragmented market. Our full suite of offerings include discrete hardware and software products, services and complex technology solutions such as virtualization, collaboration, security, mobility, data center optimization and cloud computing. As we have evolved with the IT market, we have built an organization with significant scale and reach and deep, intimate knowledge of customer and partner needs. When coupled with our national market presence, our solutions set that crosses the entire IT life cycle and our large and highly skilled sales and technical organization, we deliver unique value – for both our customers and our vendor partners.

We reach approximately 250,000 customers in the U.S. and Canada through five selling channels, each generating more than $1 billion in sales in 2013: medium and large business; small business; government; education; and healthcare. Our product portfolio includes more than 100,000 products from over 1,000 leading and emerging partners. This scale and diversity provides multiple channels for growth and helps us weather economic and technology cycles. More than 4,400 sellers, technical specialists and service delivery engineers help our customers navigate today’s complex IT environment to maximize their return on IT investment. Since we are technology agnostic, we can offer the best solution to meet our customers’ needs without being constrained by a particular brand or product technology.

2013 Highlights

Once again our balanced portfolio of channels, products and partners, and relentless focus on execution helped us meet our 2013 objective of profitably growing faster than the U.S. IT market while making investments for future growth. We accomplished this in a year that included many challenges, from federal budget sequestration and the extraordinary shutdown of the federal government for 16 days, to ongoing concerns by small business owners about the economic recovery and uncertainty related to the Affordable Care Act. For the year, we delivered:

•	Net sales growth of 6.3 percent
•	Adjusted EBITDA growth of 5.5 percent and Adjusted EBITDA margin of 7.5 percent
•	Free cash flow of $327 million, $80 million higher than in 2012
•	A reduction in net debt of $670 million and annual interest expense of $57 million, which helped fuel non-GAAP net income per diluted share growth of 27.1 percent

See Appendix A for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP measure.

Investments to support our future growth included the addition of nearly 120 customer-facing coworkers – the majority in technical specialist and service delivery roles, and the expansion of our solutions portfolio, primarily in the fast-growing areas of Cloud, Mobility and Security.

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We believe the steps we are taking to transform into the leading IT solutions company in North America will ensure we can continue to evolve with the market and better meet the needs of our customers. Our priorities for 2014 remain the same as they were for 2013:

•	Increase “share of wallet” from existing customers and sales from new customers

•	Broaden our solutions suite

•	Expand our services capabilities

By executing against this strategy, we intend to continue to profitably grow faster than the U.S. IT market, delever our balance sheet and deliver annual mid-teens non-GAAP net income per diluted share growth over the medium term, which we view as the next 18 to 24 months.

In 2013, we returned to the public market with the completion of an initial public offering of our common stock (our “IPO”). Our common stock is listed on the NASDAQ Stock Market under the symbol “CDW.” We were a public company from 1993 until October 2007, when we were acquired by entities controlled by Madison Dearborn Partners (“Madison Dearborn”) and Providence Equity Partners (“Providence Equity”, and together with Madison Dearborn, the “Sponsors”). The Sponsors held 57.3% of our outstanding common stock as of the record date. This will be our first annual meeting of stockholders following our IPO.

For further details about our performance in 2013 and our IPO, please see the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Our Board of Directors

•	Independent Board. Our Board is comprised entirely of independent directors, other than our Chief Executive Officer.

•	Independent Lead Director. Barry K. Allen serves as our independent lead director.

•	Independent Board Committees. All members of our Compensation and Nominating and Corporate Governance Committees are independent directors and, as of the date of our Annual Meeting, all members of our Audit Committee will be independent directors.

Name	Age	Director Since(1)	Primary Occupation	Independent	Committees
Thomas E. Richards (Chairman)	59	2011	Chairman & Chief Executive Officer, CDW Corporation	No	N/A
Steven W. Alesio*	60	2009	Operating Partner, Providence Equity	Yes	Compensation (Chair) Nominating & Corp. Gov.
Barry K. Allen* (Lead Director)	65	2009	Operating Partner, Providence Equity	Yes	Compensation Nominating & Corp. Gov. (Chair)
Benjamin D. Chereskin	55	2007	President, Profile Capital Management LLC	Yes	Audit Nominating & Corp. Gov.
Glenn M. Creamer	52	2007	Senior Managing Director, Providence Equity	Yes	Nominating & Corp. Gov.
Michael J. Dominguez	44	2007	Managing Director, Providence Equity	Yes	Compensation Nominating & Corp. Gov.
Paul J. Finnegan	61	2011	Co-Chief Executive Officer, Madison Dearborn	Yes	Nominating & Corp. Gov.
David W. Nelms*	53	2014	Chairman & Chief Executive Officer, Discover Financial Services	Yes	Nominating & Corp. Gov.(2)
Robin P. Selati	48	2010	Managing Director, Madison Dearborn	Yes	Audit(2) Compensation Nominating & Corp. Gov.
Donna F. Zarcone*	56	2011	President and Chief Executive Officer, Economic Club of Chicago	Yes	Audit (Chair) Nominating & Corp. Gov.

* Nominee for election to the Board of Directors at the Annual Meeting

(1)	The time period for service as a director of CDW includes service on the Board of Managers of CDW Holdings LLC, our parent company prior to our IPO
(2)	Mr. Nelms has been appointed to serve on the Audit Committee to replace Mr. Selati, effective as of the date of the Annual Meeting

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Executive Compensation Highlights

In light of our IPO, the Compensation Committee undertook a thorough review of our overall executive compensation program in 2013 with guidance from its independent compensation consultant. The Compensation Committee’s goal was to implement a public company executive compensation program that would continue to drive above-market results and that was built upon our long-standing executive compensation philosophies and objectives, as outlined below, which we believe have been a key contributor to our long-term success:

As a result of its review, the Compensation Committee put in place a post-IPO executive compensation program that it believes is strongly aligned with short- and long-term Company performance and stockholder value creation. The Compensation Committee focused its post-IPO changes on our long-term incentive vehicles, which as a private company did not correspond to typical public company vehicles. Starting in 2014, the Compensation Committee implemented a long-term incentive program that includes annual equity grants to our executives. These grants will consist of 50% stock options vesting annually over a three-year period and 50% performance share units vesting at the end of a three-year performance period based upon the attainment of cumulative annual adjusted free cash flow and cumulative annual non-GAAP net income per diluted share performance goals. The Compensation Committee maintained our annual incentive vehicle as the Compensation Committee believes that it has proven very effective at driving above-market performance.

The chart below shows how our new public company executive compensation program applies to our Chief Executive Officer, Thomas E. Richards, in 2014. 85% of Mr. Richards’ 2014 compensation is variable and subject to forfeiture if the applicable performance goals are not met and/or our stock price does not increase.

Note:	For purposes of the 2014 CEO Compensation Mix chart, we have excluded any interest payments scheduled to be paid under the Restricted Debt Unit Plan during 2014 as this plan was established prior to 2014. Please see “2013 Long-Term Incentive Program – RDU Plan” in the Compensation Discussion and Analysis for further information regarding the Restricted Debt Unit Plan.

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As part of its pre-IPO review of our executive compensation, the Compensation Committee confirmed several long-standing CDW compensation policies and practices and adopted certain new policies and practices in order to even further align our executive compensation with stockholder interests. Our executive compensation practices include the following, each of which the Compensation Committee believes reinforces our executive compensation philosophies and objectives:

Our Executive Compensation Practices

Significant percentage of target annual compensation delivered in the form of variable compensation tied to performance

Long-term objectives aligned with the creation of stockholder value

Target median compensation

Market comparison of executive compensation against a relevant peer group

Use of an independent compensation consultant reporting directly to the Compensation Committee and providing no services to the Company

Double-trigger vesting for equity awards under our new long-term incentive plan

Robust stock ownership guidelines

Clawback policy

Annual say-on-pay vote (recommended by Board)

We do not have tax gross-ups

We do not have executive perquisites

We do not have enhanced severance benefits upon a change in control

We do not have excessive severance benefits

We do not allow dividends or dividend equivalents on unearned performance shares under our new long-term incentive plan

We do not allow repricing of underwater stock options under our new long-term incentive plan

We do not allow hedging or short sales of our securities, or pledging of our securities except in limited circumstances with pre-approval

Extensive information regarding our executive compensation programs in place for 2013, as well as the changes implemented for 2014, can be found in the “Compensation Discussion and Analysis” section of this proxy statement.

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FREQUENTLY ASKED QUESTIONS CONCERNING THE ANNUAL MEETING

Why did I receive these proxy materials?

These proxy materials are first being distributed on or about April 8, 2014 to stockholders of the Company in connection with the solicitation by our Board of Directors (the “Board of Directors” or “Board”) of proxies to be voted at the Annual Meeting of Stockholders on May 22, 2014, at 7:30 a.m. CDT, at the Company’s office located at 26125 N. Riverwoods Boulevard, Mettawa, Illinois 60045, and any postponement or adjournment thereof. This proxy statement describes the matters on which you, as a stockholder of the Company, are entitled to vote. It also includes information that we are required to provide to you under U.S. Securities and Exchange Commission (“SEC”) rules and that is designed to assist you in voting your shares. If you own shares of our common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one Notice relating to these proxy materials.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of printed proxy materials?

The SEC permits companies to furnish proxy materials to stockholders by providing access to these documents over the Internet instead of mailing printed copies, which can reduce costs of printing and impact on the environment. Accordingly, we mailed a Notice of Internet Availability of Proxy Materials (a “Notice”) to our stockholders. All stockholders may access our proxy materials on the Internet website referred to in the Notice. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for obtaining such materials included in the Notice.

What is the purpose of the Annual Meeting?

At the Annual Meeting of Stockholders, stockholders will be asked to vote (1) to elect the four Class I director nominees named in this proxy statement for a term expiring at the 2017 Annual Meeting of Stockholders, (2) to ratify the selection of our independent registered public accounting firm, (3) to approve, on an advisory basis, the compensation of our named executive officers, and (4) to advise on the frequency of the advisory vote on executive compensation. See the sections entitled “Proposal 1—Election of Directors,” “Proposal 2—Ratification of Selection of Independent Registered Public Accounting Firm,” “Proposal 3—Advisory Vote to Approve Named Executive Officer Compensation,” and “Proposal 4 —Advisory Vote on the Frequency of the Advisory Vote to Approve Named Executive Officer Compensation.” The Board of Directors does not know of any matters to be brought before the meeting other than as set forth in the Notice of Annual Meeting of Stockholders.

Who can attend the Annual Meeting?

Only holders of our common stock as of the close of business on the record date, which was March 24, 2014, or their duly appointed proxies, may attend the Annual Meeting. If you hold your shares through a broker, bank or other nominee, you will be required to show the notice or voting instructions form you received from your broker, bank or other nominee or a copy of a statement (such as a brokerage statement) from your broker, bank or other nominee reflecting your stock ownership as of March 24, 2014 in order to be admitted to the Annual Meeting. All attendees must bring a government-issued photo ID to gain admission to the Annual Meeting.

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If I cannot attend the Annual Meeting in person, how can I view the live webcast of the meeting?

You can access a live, listen-only webcast of the Annual Meeting on our Investor Relations website at investor.cdw.com. Listening to our webcast of the Annual Meeting will not represent attendance at the meeting, and you will not be able to cast your vote as part of the webcast. Should you decide to listen to the webcast, we encourage you to visit our Investor Relations website to test for compatibility and register at least 10 minutes prior to the start time of the meeting. A replay of the webcast will be available on our Investor Relations website shortly after the meeting concludes and will be accessible on the website for approximately two weeks.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock as of the close of business on the record date, which was March 24, 2014, are entitled to notice of, and to vote at, the Annual Meeting. As of March 24, 2014, there were 171,954,454 shares of our common stock outstanding and entitled to vote at the Annual Meeting, with each share entitled to one vote.

How do I vote at the Annual Meeting?

Stockholders of record can vote in one of four ways:

•	By telephone—You may use the toll-free telephone number shown on your Notice or proxy card;

•	Via the Internet—You may visit the Internet website indicated on your Notice or proxy card and follow the on-screen instructions;

•	By mail—You may date, sign and promptly return your proxy card by mail in a postage prepaid envelope; or

•	In person—You may deliver a completed proxy card at the meeting or vote in person.

Voting instructions for stockholders of record (including instructions for both telephonic and Internet voting) are provided on the Notice and the proxy card. The telephone and Internet voting procedures are designed to authenticate stockholder identities, to allow stockholders to give voting instructions and to confirm that stockholders’ instructions have been recorded properly. A control number, located on the Notice and the proxy card, will identify stockholders and allow them to submit their proxies and confirm that their voting instructions have been properly recorded. Costs associated with telephone and electronic access, such as usage charges from telephone companies and Internet access providers, must be borne by the stockholder. If you submit your proxy by telephone or via the Internet, it will not be necessary to return your proxy card. The deadline for voting by telephone or via the Internet is 11:59 p.m. EDT on Wednesday, May 21, 2014.

If your shares are held through a broker, bank or other nominee, please follow the voting instructions on the form you receive from such institution. In such situations, the availability of telephone and Internet voting will depend on your institutions’ voting procedures. If you wish to vote in person at the Annual Meeting, you must first obtain a proxy issued in your name from the institution that holds your shares.

What if I do not vote or do not indicate how my shares should be voted on my proxy card?

If a stockholder does not return a signed proxy card or submit a proxy by telephone or via the Internet, and does not attend the meeting and vote in person, his or her shares will not be voted. Shares of our common stock represented by properly executed proxies received by us or proxies submitted by telephone or via the Internet, which are not revoked, will be voted at the meeting in accordance with the instructions contained therein.

If you submit a properly completed proxy but do not indicate how your shares should be voted on a proposal, the shares represented by your proxy will be voted as the Board of Directors recommends on such proposal. In addition, if any other matter is properly presented at the 2014 Annual Meeting of Stockholders, the persons named in the proxy card or their substitutes acting thereunder will have discretion to vote in their best judgment on such matter.

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How can I change my votes or revoke my proxy after I have voted?

Any proxy signed and returned by a stockholder or submitted by telephone or via the Internet may be revoked or changed at any time before it is exercised at the Annual Meeting or any adjournments or postponements thereof by:

•	Mailing written notice of revocation or change to our Corporate Secretary at CDW Corporation, 200 North Milwaukee Avenue, Vernon Hills, Illinois 60061;

•	Executing and delivering a later-dated proxy (either in writing, by telephone or via the Internet); or

•	Voting in person at the meeting.

Attendance at the meeting will not, in and of itself, constitute revocation of a proxy.

What if my shares of the Company’s common stock are held for me by a broker?

If you are the beneficial owner of shares held for you by a broker, your broker must vote those shares in accordance with your instructions. If you do not provide voting instructions to your broker, it will depend on the type of item being considered for vote, as to whether your broker can vote your shares:

•	Non-Discretionary Items. The election of Class I directors, the advisory vote to approve named executive officer compensation and the advisory vote on the frequency of the advisory vote to approve named executive officer compensation may not be voted on by your broker if it has not received voting instructions.

•	Discretionary Items. The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is a discretionary item. Generally, brokers that do not receive voting instructions from beneficial owners may vote on this proposal in their discretion.

Will my votes be publicly disclosed?

No. As a matter of policy, stockholder proxies, ballots and tabulations that identify individual stockholders are not publicly disclosed and are available only to the inspector of election and certain employees, who are obligated to keep such information confidential.

Who will count the votes?

A representative of Broadridge Investor Communication Solutions will serve as the inspector of election for the Annual Meeting and will count the votes.

What if other matters come up during the Annual Meeting?

If any other matters properly come before the meeting, including a question of adjourning or postponing the meeting, the persons named in the proxies or their substitutes acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

What constitutes a quorum at the Annual Meeting?

The presence at the Annual Meeting of Stockholders, in person or represented by proxy, of the holders of a majority in voting power of the outstanding capital stock entitled to vote at the Annual Meeting is required to constitute a quorum to transact business at the Annual Meeting. Abstentions and broker non-votes will be counted toward the establishment of a quorum.

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How many votes are required to approve each matter to be considered at the Annual Meeting?

Proposal 1: Election of nominees named in this proxy statement as Class I directors. A plurality of the votes cast by the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to elect each nominee named herein as a Class I director. This means that the four nominees receiving the highest number of votes at the Annual Meeting of Stockholders will be elected, even if those votes do not constitute a majority of the votes cast. Abstentions and broker non-votes will not impact the election of the nominees.

Proposal 2: Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for 2014. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote. We do not expect there to be any broker non-votes with respect to the proposal.

Proposal 3: Advisory vote to approve named executive officer compensation. The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to approve, on an advisory, non-binding basis, the compensation paid to our named executive officers. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote. Broker non-votes will not be counted as present and entitled to vote on the proposal and will therefore have no effect on the outcome of the proposal.

Proposal 4: Advisory vote on the frequency of the advisory vote to approve named executive officer compensation. The advisory, non-binding vote with respect to the determination as to whether the advisory vote to approve named executive officer compensation shall occur every one, two or three years shall be decided by a plurality of the votes cast among the three alternatives. This means that the alternative receiving the most votes will be considered to be the expressed preference of the stockholders, even if those votes do not constitute a majority of the votes cast. Abstentions and broker non-votes will have no effect on the outcome of the proposal.

Who pays to prepare, mail and solicit the proxies?

We will bear the costs of solicitation of proxies for the Annual Meeting of Stockholders, including preparation, assembly, printing and mailing of the Notice, this proxy statement, the annual report, the proxy card and any additional information furnished to stockholders. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding any solicitation materials to such beneficial owners. However, we do not reimburse or pay additional compensation to our own directors, officers or other employees for soliciting proxies.

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CORPORATE GOVERNANCE

Our success is built on the trust we have earned from our customers, coworkers, business partners, investors and communities, and trust sustains our success. Part of this trust stems from our commitment to good corporate governance. To provide a framework for effective governance, our Board has adopted Corporate Governance Guidelines, which outline the operating principles of our Board of Directors and the composition and working processes of our Board and its committees. The Nominating and Corporate Governance Committee periodically reviews our Corporate Governance Guidelines and developments in corporate governance and recommends proposed changes to the Board for approval.

Our Corporate Governance Guidelines, along with other corporate governance documents such as committee charters and The CDW Way Code (our code of business conduct and ethics), are available on our website at www.cdw.com by clicking on Investor Relations and then Corporate Governance.

Independence of Our Board of Directors

Under our Corporate Governance Guidelines and the listing standards of NASDAQ, a majority of our Board members must be independent. The Board of Directors annually determines whether each of our directors is independent. In determining independence, the Board follows the independence criteria set forth in the NASDAQ listing rules and considers all relevant facts and circumstances.

Under the NASDAQ independence criteria, a director cannot have one of the relationships specifically enumerated in the NASDAQ listing standards. In addition, the Board must affirmatively determine that a director does not have a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has affirmatively determined that each of our current directors is independent under the applicable listing standards of NASDAQ, other than our Chief Executive Officer, Thomas E. Richards.

Board of Directors Leadership Structure

Thomas E. Richards, our Chief Executive Officer, serves as the Chairman of our Board of Directors and Barry K. Allen, a non-executive and independent director, serves as the Lead Director of our Board of Directors. The Board believes that the combined role of Chairman and Chief Executive Officer, together with the appointment of an independent Lead Director, the independence of all Board members other than our Chief Executive Officer, and the use of regular executive sessions of the independent directors, achieves an appropriate balance between the effective development of key strategic and operational objectives and independent oversight of management’s execution of those objectives.

The Board believes that having the Company’s Chief Executive Officer serve as the Chairman is in the best interest of its stockholders because this structure ensures a seamless flow of communication between management and the Board, in particular with respect to the Board’s oversight of the Company’s strategic direction, as well as the Board’s ability to ensure management’s focused execution of that strategy. The Board additionally believes that because the Chief Executive Officer is the director most familiar with the Company’s business, industry and day-to-day operations, he is well-positioned to help the Board focus on those issues of greatest importance to the Company and its stockholders and to assist the Board with identifying the Company’s strategic priorities, as well as the short-term and long-term risks and challenges facing the Company. While independent directors have invaluable experience and expertise from outside the Company and its business, giving them different perspectives regarding the development of the Company’s strategic goals and objectives, the Chief Executive Officer is well-suited to bring Company-specific experience and industry expertise to his discussions with independent directors.

The Board does not believe that a single leadership structure is right for all companies at all times, however, so the Board will periodically review its leadership structure to determine, based on the circumstances at the time, whether it and its committees are functioning effectively.

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Board and Committee Meetings

Under our Corporate Governance Guidelines, our directors are expected to dedicate sufficient time to the performance of their Board duties, including by attending meetings of the stockholders, Board and applicable committees.

In 2013, the Board held six meetings, including regularly scheduled and special meetings. All directors other than Mr. Finnegan attended at least 75% of the aggregate of all meetings of the Board and the committees on which he or she served (during the periods for which he or she served on the Board and such committees). The number of Board and committee meetings held includes pre-IPO meetings of the Board of Managers of CDW Holdings LLC, our parent company prior to our IPO, and its committees.

Board Committees

Our Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board has adopted charters for each of these committees, which are available on our website at www.cdw.com. Under the committees’ charters, the committees report regularly to the Board and as the Board requests. Additional information on each of these committees is set forth below.

Audit Committee

Chairperson: Donna F. Zarcone

Other Members of the Committee:	Benjamin D. Chereskin, Robin P. Selati (David W. Nelms will replace Robin P. Selati as of the Annual Meeting date)

Meetings Held in 2013: 7

Primary Responsibilities:

Our Audit Committee is responsible for: (1) appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm; (2) discussing with our independent registered public accounting firm its independence from management; (3) reviewing with our independent registered public accounting firm the scope and results of its audit; (4) approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm; (5) overseeing the accounting and financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC; (6) reviewing and monitoring our accounting principles, accounting policies and financial and accounting controls; (7) establishing procedures for the confidential and anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; (8) reviewing and approving or ratifying related person transactions; (9) overseeing our business process assurance function; and (10) reviewing the Company’s compliance and ethics and risk management programs.

Independence:

Ms. Zarcone and Mr. Chereskin meet the audit committee independence requirements of NASDAQ and the rules under the Securities Exchange Act of 1934 (the “Exchange Act”). Mr. Selati does not meet the audit committee independence requirements of NASDAQ and the rules under the Exchange Act because of his relationship with Madison Dearborn. We currently are relying on the phase-in provisions of NASDAQ and the rules under the Exchange Act. David W. Nelms has been appointed to our Audit Committee to replace Robin P. Selati, effective as of the date of this Annual Meeting, at which time our Audit Committee will be wholly comprised of directors meeting all relevant audit committee independence standards.

The Board has designated Ms. Zarcone as an “audit committee financial expert”. Each member of the Audit Committee is financially literate, knowledgeable and qualified to review financial statements.

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Compensation Committee

Chairperson: Steven W. Alesio

Other Members of the Committee: Barry K. Allen, Michael J. Dominguez, Robin P. Selati

Meetings Held in 2013: 5

Primary Responsibilities:

Our Compensation Committee is responsible for: (1) reviewing and approving the compensation of our chief executive officer and other executive officers; (2) reviewing and approving employment agreements and other similar arrangements between CDW and our executive officers; (3) administering our stock plans and other incentive compensation plans; (4) periodically reviewing and recommending to the Board any changes to our incentive compensation and equity-based plans; and (5) reviewing trends in management compensation.

Independence:

Each member of the Compensation Committee meets the compensation committee independence requirements of NASDAQ and the rules under the Exchange Act.

Nominating and Corporate Governance Committee

Chairperson: Barry K. Allen

Other Members of the Committee: All Board members other than our Chief Executive Officer serve on this Committee, including Steven W. Alesio, Benjamin D. Chereskin, Glenn M. Creamer, Michael J. Dominguez, Paul J. Finnegan, David W. Nelms, Robin P. Selati, Donna F. Zarcone

Meetings Held in 2013: 4

Primary Responsibilities:

Our Nominating and Corporate Governance Committee is responsible for: (1) identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board; (2) overseeing the organization of our Board to discharge the Board’s duties and responsibilities properly and efficiently; (3) identifying best practices and recommending corporate governance principles; (4) developing and recommending to our Board a set of corporate governance guidelines and principles applicable to us; (5) reviewing compliance with The CDW Way Code, our code of business conduct and ethics; (6) reviewing and approving the compensation of our directors; (7) setting performance goals for and reviewing the performance of our chief executive officer; and (8) executive succession planning.

Independence:

Each member of the Nominating and Corporate Governance Committee meets the nominating and corporate governance committee independence requirements of NASDAQ.

Board of Directors Role in Risk Oversight

Enterprise Risk Management Program

Our Board of Directors, as a whole and through the Audit Committee, oversees our Enterprise Risk Management Program (“ERM Program”), which is designed to drive the identification, analysis, discussion and reporting of our high priority risks and opportunities. The ERM Program facilitates constructive dialog at the senior management and Board levels to proactively realize opportunities and manage risks. Under the ERM Program, senior management develops a holistic portfolio of enterprise risks by facilitating business and supporting function assessments of strategic, operational, financial reporting and compliance risks, and helps to ensure appropriate response strategies are in place. Our Audit Committee is primarily responsible for overseeing our risk management processes on behalf of the full Board. Risks and opportunities are considered in business decision making and as part of our overall business strategy. Our management, including our executive officers, is primarily responsible for managing the risks associated with the operation and business of our company. Senior management provides regular updates to the Audit Committee and periodic updates to the full Board on the ERM Program, and reports to both the Audit Committee and the full Board on any identified high priority risks and opportunities.

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Compensation Risk Assessment

We conducted an assessment of the risks associated with our compensation practices and policies, and determined that risks arising from such policies and practices are not reasonably likely to have a material adverse effect on the Company. In conducting the assessment, we undertook a review of our compensation philosophies, our compensation governance structure and the design and oversight of our compensation programs. Overall, we believe that our programs include an appropriate mix of fixed and variable features, and short- and long-term incentives with compensation-based goals aligning to corporate goals. A centralized compensation team and an executive-level Compensation Steering Committee help ensure compensation programs align with the company’s goals and compensation philosophies and, along with other factors, operate to mitigate against the risk that such programs would encourage excessive risk-taking.

Code of Business Conduct and Ethics

We have adopted The CDW Way Code, our code of business conduct and ethics, which is applicable to all of our coworkers and our directors. Additionally, within The CDW Way Code is a Financial Integrity Code of Ethics that sets forth an even higher standard applicable to our executives, officers, members of our internal disclosure committee and all managers and above in our finance department. A copy of this code is available on our website at www.cdw.com. If we make any substantive amendments to this code or grant any waiver from a provision to our chief executive officer, principal financial officer or principal accounting officer, we will disclose the nature of such amendment or waiver on our website or in a Current Report on Form 8-K.

Hedging, Short Sales and Pledging Policies

Our Policy on Insider Trading, which applies to all coworkers, Board members and consultants, includes policies on hedging, short sales and pledging of our securities. Our policy prohibits hedging or monetization transactions involving Company securities, such as prepaid variable forwards, equity swaps, collars and exchange funds. It also prohibits short sales of our securities, including a sale of securities that are owned with delayed delivery. In addition, it prohibits holding Company securities in a margin account or pledging Company securities as collateral for a loan except in limited circumstances with pre-approval from our General Counsel, which pre-approval will only be granted when such person clearly demonstrates the financial capacity to repay the loan without resort to any pledged securities.

Executive Compensation Policies and Practices

See the “Compensation Discussion and Analysis” for a discussion of the Company’s executive compensation policies and practices.

Communications with the Board of Directors

Stockholders who would like to communicate with the Board of Directors or its committees may do so by writing to them via the Company’s Corporate Secretary by email at board@cdw.com or by mail at CDW Corporation, 200 North Milwaukee Avenue, Vernon Hills, Illinois 60061. Correspondence may be addressed to the collective Board of Directors or to any of its individual members at the election of the sender. Any such communication is promptly distributed to the director or directors named therein unless such communication is considered, either presumptively or in the reasonable judgment of the Company’s Corporate Secretary, to be improper for submission to the intended recipient or recipients. Examples of communications that would presumptively be deemed improper for submission include, without limitation, solicitations, communications that raise grievances that are personal to the sender, communications that relate to the pricing of the Company’s products or services, communications that do not relate directly or indirectly to the Company and communications that are frivolous in nature.

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Compensation Committee Interlocks and Insider Participation

Those directors who were members of our Compensation Committee for some period during 2013 included Steven W. Alesio, Barry K. Allen, Benjamin D. Chereskin, Glenn M. Creamer, Michael J. Dominguez and Robin P. Selati. No member of the Compensation Committee was, during 2013 or previously, an officer or employee of the Company or its subsidiaries. In addition, during 2013, there were no compensation committee interlocks required to be disclosed.

Related Person Transactions

Related Person Transactions Approval/Ratification Procedures

The Company has written procedures regarding the approval and ratification of related person transactions. Under these procedures, our Audit Committee is responsible for reviewing and approving or ratifying all related person transactions. If the Audit Committee determines that approval or ratification of a related person transaction should be considered by the Board, such transaction will be submitted for consideration by all disinterested members of the Board. The Chair of the Audit Committee has the authority to approve or ratify any related person transaction in which the aggregate amount involved is expected to be less than $300,000 and in which the Chair of the Audit Committee has no direct or indirect interest.

For these purposes, a related person transaction is considered to be any transaction that is required to be disclosed pursuant to Item 404 of the SEC’s Regulation S-K, including transactions between us and our directors, director nominees or executive officers, 5% record or beneficial owners of our common stock or immediate family members of any such persons, when such related person has a direct or indirect material interest in such transaction.

Potential related person transactions are identified based on information submitted by our officers and managers and then submitted to our Audit Committee for review. The CDW Way Code, our code of business conduct and ethics, requires that our directors and coworkers identify and disclose any material transaction or relationship that could reasonably be expected to create a conflict of interest and interfere with their impartiality or loyalty to the Company. Further, at least annually, each director and executive officer is required to complete a detailed questionnaire that asks questions about any business relationship that may give rise to a conflict of interest and all transactions in which we are involved and in which the executive officer, a director or a related person has a direct or indirect material interest.

When deciding to approve or ratify a related person transaction, our Audit Committee takes into account all relevant considerations, including without limitation the following:

•	the size of the transaction and the amount payable to or by the related person;

•	the nature of the interest of the related person in the transaction;

•	whether the transaction may involve a conflict of interest;

•	whether the transaction is at arms-length, in the ordinary course or on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; and

•	the purpose of the transaction and any potential benefits to us.

Certain Related Person Transactions

Management Services Agreement

Prior to the completion of our IPO in July 2013, we were party to a management services agreement with affiliates of the Sponsors (the “Management Services Agreement”) pursuant to which they provided us with management and consulting services and financial and other advisory services. Pursuant to the Management Services Agreement, the Sponsors earned an annual advisory fee of $5 million, payment of which was subject to certain restrictions contained in our credit agreements, and were entitled to reimbursement of out-of-pocket expenses incurred in connection with the provision of such services. Additionally, the Sponsors were entitled to certain fees based on the amount of any future equity or debt financing for the Company that they arranged. The Management Services Agreement included customary indemnification provisions in favor of the Sponsors.

In connection with our IPO, the parties terminated the Management Services Agreement. In connection with such termination, we paid the affiliates of the Sponsors a termination fee of $24.4 million. Following the termination of the Management Services Agreement, the Sponsors have continued to provide mutually agreeable management support services to the Company without payment of any additional consideration.

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Management and Sponsor Equity Arrangements

Registration Rights Agreement. We have entered into a registration rights agreement with the Sponsors, our executive officers (the “Management Holders”) and certain other co-investors (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Sponsors have the right to require us to register all or any portion of their shares under the Securities Act of 1933 (the “Securities Act”) on Form S-1 or Form S-3, at our expense. The Sponsors are entitled to request up to four long-form registrations (provided the aggregate offering value of the shares registered in any such registration equals at least $200 million) and an unlimited number of short-form registrations (provided the aggregate offering value of the shares registered in any such registration equals at least $50 million). Additionally, the Management Holders and co-investors who are party to the Registration Rights Agreement are entitled to request the inclusion of their registrable securities in any such registration statement at our expense. The aforementioned registration rights are subject to standard underwriter cutbacks and other customary limitations.

In addition, if we propose to file a registration statement in connection with a public offering of our common stock or other equity securities, then, subject to certain limited exceptions, the Sponsors and each other holder of registrable securities under the Registration Rights Agreement are entitled to piggyback registration rights pursuant to which we are required to include in such registration such number of securities as they may request. These piggyback registration rights are also subject to customary cutbacks and other limitations.

The Registration Rights Agreement includes a holdback agreement pursuant to which each holder of registrable securities is prohibited from engaging in any public sale or distribution (including sales pursuant to Rule 144 under the Securities Act) of any of our equity securities, or securities convertible into or exchangeable or exercisable for such equity securities, during the seven days prior to and the 90-day period beginning on the effective date of any underwritten demand registration or piggyback registration, unless the underwriters otherwise agree in writing. If (1) we issue an earnings release or other material news or a material event relating to us occurs during the final 17 days of such holdback period or (2) prior to the expiration of such holdback period, we announce that we will release earnings results during the 16-day period beginning upon the expiration of such holdback period, then the holdback period may be extended until 18 days after the earnings release or the occurrence of the material news or event, as the case may be.

Stockholders Agreement. In connection with our IPO, we entered into a stockholders agreement (the “Stockholders Agreement”) with the Sponsors and the Management Holders. The Stockholders Agreement provides that, for a period of three years following the completion of our IPO (or, if sooner, such time as the Sponsors no longer hold any shares of our common stock), a Management Holder will only sell shares of common stock contemporaneously with, or shortly following, sales of common stock by one or both Sponsors in either a public or private sale to unaffiliated third parties. In connection with any such sale by one or both of the Sponsors, a Management Holder is generally entitled to sell up to a number of shares of our common stock equal to the aggregate number of shares of common stock held by such Management Holder multiplied by a fraction, the numerator of which is the aggregate number of shares being sold by the Sponsors in such sale and the denominator of which is the aggregate number of shares of common stock held by the Sponsors immediately prior to such sale. In the event that a Management Holder elects not to, or is unable to, sell shares of common stock at the time of a sale by one or more Sponsors, such Management Holder shall be entitled to sell in connection with any future sale by one or more Sponsors the amount such Management Holder did not sell in connection with any prior sales. The restrictions on transfer are no longer binding on a Management Holder at such time as the Management Holder is no longer employed by us.

Repurchase of 8.5% Senior Notes due 2019

On March 20, 2014, we repurchased $25.0 million aggregate principal amount of 8.5% Senior Notes due 2019 that were issued by our wholly owned subsidiaries, CDW LLC and CDW Finance Corporation, from an affiliate of Providence Equity using cash on hand in a privately negotiated transaction on an arms’ length basis. The repurchase price of the Senior Notes due 2019 was 109.75% of the principal amount repurchased, plus accrued and unpaid interest to, but not including, the repurchase date. Following this repurchase and the subsequent cancellation of these notes, $1,280.0 million aggregate principal amount of Senior Notes due 2019 remains outstanding.

Other Transactions

The Sponsors are private equity firms that have investments in companies that purchase products or services from, or provide products and services to, us. From time to time, the Sponsors also directly purchase products or services from us. Such transactions are entered into in the ordinary course of business on terms no less favorable to us than terms that could have been reached with an unaffiliated third party.

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PROPOSAL 1—ELECTION OF DIRECTORS

Under our Fifth Amended and Restated Certificate of Incorporation, the number of Board members is set from time to time by the Board. Our Board currently consists of ten directors. Our Board is divided into three classes of directors—Class I, Class II and Class III—with one class of directors elected at each annual meeting of stockholders. Our directors serve three-year terms, with the expiration of their terms staggered according to class.

The terms of our four current Class I directors expire on the date of the 2014 Annual Meeting, subject to the election and qualification of their successors. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated our four current Class I directors for election with terms expiring at the 2017 Annual Meeting, subject to the election and qualification of their successors.

Director Nomination Process

The Board of Directors is responsible for nominating individuals for election to the Board and for filling vacancies on the Board that may occur between annual meetings of stockholders. The Nominating and Corporate Governance Committee is responsible for identifying and screening potential candidates and recommending qualified candidates to the Board for nomination. Third-party search firms may be and have been retained to identify individuals that meet the criteria of the Nominating and Corporate Governance Committee. For example, Mr. David W. Nelms was recommended by a third-party search firm prior to his election as a director in January 2014.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders in the same manner in which it evaluates candidates it identified, if such recommendations are properly submitted to the Company. Stockholders wishing to recommend nominees for election to the Board should submit their recommendations in writing to our Corporate Secretary by email at board@cdw.com or by mail at CDW Corporation, 200 North Milwaukee Avenue, Vernon Hills, Illinois 60061. Nominations for the 2015 annual meeting of stockholders must be received no earlier than January 22, 2015 and no later than February 21, 2015. See “Other Business –Stockholder Proposals for the 2015 Annual Meeting.”

Director Qualifications

In selecting director candidates, the Nominating and Corporate Governance Committee and the Board of Directors consider the qualifications and skills of the candidates individually and the composition of the Board as a whole. Under our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee and the Board review the following for each candidate, among other qualifications deemed appropriate, when considering the suitability of candidates for nomination as director:

•	Principal employment, occupation or association involving an active leadership role

•	Qualifications, attributes, skills and/or experience relevant to the Company’s business

•	Ability to bring diversity to the Board, including complementary skills and viewpoints

•	Other time commitments, for example the number of other boards on which the potential candidate may serve

•	Independence and absence of conflicts of interest as determined by the Board’s standards and policies, the listing standards of NASDAQ and other applicable laws, regulations and rules

•	Financial literacy and expertise

•	Personal qualities, including strength of character, maturity of thought process and judgment, values and ability to work collegially

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2014 Nominees for Election to the Board of Directors

Each of the four Class I director nominees listed below is currently a director of the Company and has been determined by the Board to be independent.

The following biographies describe the business experience of each Class I director nominee. Following the biographical information for each director nominee, we have listed the specific experience and qualifications of that nominee that strengthen the Board’s collective qualifications, skills and experience. The time period for each nominee’s service as a director of CDW includes service on the Board of Managers of CDW Holdings LLC, our parent company prior to our IPO. Prior to our IPO, the Company’s Board consisted of Thomas E. Richards, Paul J. Finnegan and Michael J. Dominguez.

If elected, each of the Class I director nominees is expected to serve for a term expiring at the Annual Meeting of Stockholders in 2017, subject to the election and qualification of his or her successor. The Board expects that each of the nominees will be available for election as a director. However, if by reason of an unexpected occurrence one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board may nominate.

The Board of Directors recommends a vote FOR the following nominees for election as Class I directors.

STEVEN W. ALESIO Class I (Term Expires 2014) Independent Director Nominee Age 60	Director of CDW Since: 2009 CDW Committees: Compensation (Chair) and Nominating and Corporate Governance Other Public Company Directorships: None

Mr. Alesio currently serves as a member of our Board of Directors and as a manager of CDW LLC, our wholly owned subsidiary. Mr. Alesio serves as an Operating Partner at Providence Equity. Prior to joining Providence Equity in December 2010, Mr. Alesio was most recently Chairman of the Board and Chief Executive Officer of Dun & Bradstreet Corporation (“D&B”), a provider of credit information on businesses and corporations. After joining D&B in January 2001 as Senior Vice President, Mr. Alesio served in various senior leadership positions. In May 2002, Mr. Alesio was named President and Chief Operating Officer, and was elected to the board of directors. In January 2005, Mr. Alesio was chosen to be the Chief Executive Officer, and in May of 2005, he became Chairman of the Board, a position he held until his departure in June 2010. Prior to joining D&B, Mr. Alesio spent 19 years with the American Express Company, where he served in marketing and then general management roles.

Mr. Alesio serves on the boards of directors of Altegrity, Ascend Learning, Blackboard and Miller Heiman. During the past five years, Mr. Alesio also served as a director of Study Group and Genworth Financial, Inc. Mr. Alesio is the founding sponsor and Senior Advisor for the non-profit All Stars Project of New Jersey, which provides outside-of-school leadership development and performance-based education programming to thousands of inner-city young people in Newark and its surrounding communities. Mr. Alesio is a graduate of St. Francis College where he earned a bachelor’s degree and a graduate of University of Pennsylvania’s Wharton School where he earned a Master of Business Administration.

Experience and Qualifications of Particular Relevance to CDW

Mr. Alesio possesses particular knowledge and experience in strategic planning and leadership of complex organizations and board practices of other major corporations.

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BARRY K. ALLEN Lead Director Class I (Term Expires 2014) Independent Director Nominee Age 65	Director of CDW Since: 2009 CDW Committees: Compensation and Nominating and Corporate Governance (Chair) Other Public Company Directorships: Harley-Davidson, Inc. and Bell Canada Enterprises

Mr. Allen currently serves as the lead director of our Board of Directors and as a manager of CDW LLC, our wholly owned subsidiary. Mr. Allen serves as an Operating Partner at Providence Equity and is President of Allen Enterprises, LLC, a private equity investment and management company he founded in 2000. Prior to joining Providence Equity in 2007, Mr. Allen was Executive Vice President of Operations at Qwest Communications International Inc. (“Qwest”), a broadband Internet-based communications company. Before his retirement from Qwest in June 2007, Mr. Allen was responsible for the company’s network and information technology operations. Prior to being named Executive Vice President of Operations in March 2004, he served as Qwest’s Executive Vice President and Chief Human Resources Officer. Previously, he served as President of Chicago-based Ameritech Corp., where he began his career in 1974 and held a variety of executive appointments including President and Chief Executive Officer of Wisconsin Bell and President and Chief Executive Officer of Illinois Bell. Before starting at Ameritech, Mr. Allen served in the U.S. Army where he reached the rank of Captain.

Mr. Allen serves on the boards of directors of Harley-Davidson, Inc. (chairman from 2009—2012), Bell Canada Enterprises, the Fiduciary Management family of mutual funds, Fiduciary Management, Inc. (FMI), World Triathlon Corporation and Stream Global Services, Inc. During the past five years, Mr. Allen also served as a director of Telcordia Technologies, Inc. He also has served as a board member of many civic organizations, including the Greater Milwaukee Committee, Junior Achievement of Wisconsin, Children’s Hospital of Wisconsin and United Way in Milwaukee and currently serves as a board member of the Boys and Girls Club of Milwaukee. Mr. Allen is a graduate of the University of Kentucky where he earned a bachelor’s degree and a graduate of Boston University where he earned a Master of Business Administration, with honors.

Experience and Qualifications of Particular Relevance to CDW

Mr. Allen possesses particular knowledge and experience in technology industries, strategic planning and leadership of complex organizations, and board practices of other major corporations that make him particularly suited to serve as our lead director.

DAVID W. NELMS Class I (Term Expires 2014) Independent Director Nominee Age 53	Director of CDW Since: 2014 CDW Committees: Nominating and Corporate Governance (Audit effective as of the date of this Annual Meeting) Other Public Company Directorships: Discover Financial Services

Mr. Nelms currently serves as a member of our Board of Directors and as a manager of CDW LLC, our wholly owned subsidiary. Mr. Nelms is the Chairman and Chief Executive Officer of Discover Financial Services (“Discover”). Mr. Nelms was elected Chairman of the Board at Discover in January 2009, having served as Chief Executive Officer since 2004, and President and Chief Operating Officer from 1998 to 2004. Prior to joining Discover, Mr. Nelms worked at MBNA America Bank from 1991 to 1998, most recently as Vice Chairman. From 1990 to 1991, he was a senior product manager for Progressive Insurance. Mr. Nelms served as a management consultant with Bain & Company from 1986 to 1990.

Mr. Nelms serves as Chairman of the Board of Junior Achievement of Chicago, on the Executive Committee of the Juvenile Diabetes Research Foundation, as a Federal Advisory Committee representative for the Federal Reserve and as a board member of the Financial Services Roundtable. Mr. Nelms is a graduate of University of Florida where he earned a bachelor’s degree in mechanical engineering and a graduate of Harvard Business School where he earned a Master of Business Administration.

Experience and Qualifications of Particular Relevance to CDW

Mr. Nelms possesses particular knowledge and experience in technology industries, accounting, finance, strategic planning and leadership of complex organizations, and board practices of other major corporations.

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DONNA F. ZARCONE Class I (Term Expires 2014) Independent Director Nominee Age 56	Director of CDW Since: 2011 CDW Committees: Audit (Chair) and Nominating and Corporate Governance Other Public Company Directorships: Cigna Corporation

Ms. Zarcone serves as a member of our Board of Directors and as a manager of CDW LLC, our wholly owned subsidiary. Ms. Zarcone is the President and Chief Executive Officer of the Economic Club of Chicago, a position she has held since February 2012. From January 2007 to February 2012, she served as the President, CEO and founder of D.F. Zarcone & Associates LLC, a strategy advisory firm. Prior to founding D.F. Zarcone & Associates, Ms. Zarcone was President and Chief Operating Officer of Harley-Davidson Financial Services, Inc., a provider of wholesale and retail financing, credit card and insurance services for dealers and customers of Harley-Davidson. After joining Harley-Davidson Financial Services, Inc. in June 1994 as Vice President and Chief Financial Officer, Ms. Zarcone was named President and Chief Operating Officer in August 1998. Prior to joining Harley-Davidson Financial Services, Inc., Ms. Zarcone served as Executive Vice President, Chief Financial Officer and Treasurer of Chrysler Systems Leasing, Inc. from November 1982 through June 1994 and in various management roles at KPMG/Peat Marwick from May 1979 through November 1982.

Ms. Zarcone serves on the boards of directors of Cigna Corporation and The Duchossois Group. During the previous five years, Ms. Zarcone also served as a director of The Jones Group Inc. and Wrightwood Capital. She also serves as a board member of various civic and professional organizations, including the University of Chicago Booth School of Business Polsky Center for Entrepreneurship and Hyde Park Angels. Ms. Zarcone is a graduate of Illinois State University where she earned a bachelor’s degree and a graduate of University of Chicago Booth School of Business where she earned a Master of Business Administration. Ms. Zarcone also is a certified public accountant.

Experience and Qualifications of Particular Relevance to CDW

Ms. Zarcone possesses particular knowledge and experience in accounting, finance, strategic planning and leadership of complex organizations, and board practices of other major corporations.

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Other Members of the Board of Directors

Set forth below are the biographies of the continuing directors who are not nominees for election at this Annual Meeting of Stockholders. Benjamin D. Chereskin, Glenn M. Creamer and Paul J. Finnegan are Class II directors whose initial terms will expire in 2015, and Michael J. Dominguez, Thomas E. Richards and Robin P. Selati are Class III directors whose initial terms will expire in 2016. Following the biographical information for each director, we have listed the specific experience and qualifications of that director that strengthen the Board’s collective qualifications, skills and experience. The time period for each nominee’s service as a director of CDW includes service on the Board of Managers of CDW Holdings LLC, our parent company prior to our IPO. Prior to our IPO, the Company’s Board consisted of Thomas E. Richards, Paul J. Finnegan and Michael J. Dominguez.

THOMAS E. RICHARDS Chairman Class III (Term Expires 2016) Age 59	Director of CDW Since: 2011 CDW Committees: None Other Public Company Directorships: None

Mr. Richards currently serves as our Chairman, President and Chief Executive Officer, as a member of our Board of Directors and as a manager of CDW LLC, our wholly owned subsidiary. Mr. Richards has served as our President and Chief Executive Officer since October 2011 and was named Chairman on January 1, 2013. From September 2009 to October 2011, Mr. Richards served as our President and Chief Operating Officer. Prior to joining CDW, Mr. Richards held leadership positions with Qwest Communications International Inc. (“Qwest”), a broadband Internet-based communications company. From 2008 to 2009, he served as Executive Vice President and Chief Operating Officer, where he was responsible for the day-to-day operation and performance of Qwest, and before assuming that role, was the Executive Vice President of the Business Markets Group from 2005 to 2008. Mr. Richards also has served as Chairman and Chief Executive Officer of Clear Communications Corporation and as Executive Vice President of Ameritech Corporation.

Mr. Richards serves as a board member of Junior Achievement of Chicago, Rush University Medical Center and the University of Pittsburgh. Mr. Richards also is a member of the Economic Club of Chicago and the Executives’ Club of Chicago. Mr. Richards is a graduate of the University of Pittsburgh where he earned a bachelor’s degree and a graduate of Massachusetts Institute of Technology where he earned a Master of Science in Management as a Sloan Fellow.

Experience and Qualifications of Particular Relevance to CDW

Mr. Richards possesses particular knowledge and experience in technology industries, strategic planning and leadership of complex organizations.

BENJAMIN D. CHERESKIN Class II (Term Expires 2015) Independent Director Age 55	Director of CDW Since: 2007 CDW Committees: Audit and Nominating and Corporate Governance Other Public Company Directorships: Boulder Brands, Inc. and Cinemark, Inc.

Mr. Chereskin currently serves as a member of our Board of Directors and as a manager of CDW LLC, our wholly owned subsidiary. Mr. Chereskin is President of Profile Capital Management LLC (“Profile Capital”), an investment management firm. Prior to founding Profile Capital, Mr. Chereskin was a Managing Director of Madison Dearborn, having co-founded the firm in 1992. Prior to the founding of Madison Dearborn, Mr. Chereskin was with First Chicago Venture Capital for nine years.

Mr. Chereskin serves on the boards of directors of Boulder Brands, Inc., Cinemark, Inc. and KIPP-Chicago and on the board of trustees of University of Chicago School of Medicine. During the previous five years, Mr. Chereskin also served as a director of BF Bolthouse Holdco LLC, Tuesday Morning Corporation and the University of Chicago Laboratory School. Mr. Chereskin is a graduate of Harvard College where he earned a bachelor’s degree and a graduate of Harvard Business School where he earned a Master of Business Administration.

Experience and Qualifications of Particular Relevance to CDW

Mr. Chereskin possesses particular knowledge and experience in accounting, finance and capital market transactions, strategic planning and leadership of complex organizations, and board practices of other major corporations.

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GLENN M. CREAMER Class II (Term Expires 2015) Independent Director Age 52	Director of CDW Since: 2007 CDW Committees: Nominating and Corporate Governance Other Public Company Directorships: None

Mr. Creamer currently serves as a member of our Board of Directors and as a manager of CDW LLC, our wholly owned subsidiary. Mr. Creamer is a Senior Managing Director of Providence Equity. Prior to joining a predecessor of Providence Equity in 1989, Mr. Creamer was a Vice President of Narragansett Capital Inc., which he joined in 1988. Mr. Creamer also has worked in investment banking at Merrill Lynch and JPMorgan.

Mr. Creamer serves as a director of various non-profit boards, including Catholic Relief Services, Mustard Seed Communities USA and the Rhode Island School of Design Museum. During the previous five years, Mr. Creamer also served as a director of Medical Media Holdings and Telcordia Technologies, Inc. Mr. Creamer is a graduate of Brown University where he earned a bachelor’s degree and a graduate of Harvard Business School where he earned a Master of Business Administration.

Experience and Qualifications of Particular Relevance to CDW

Mr. Creamer possesses particular knowledge and experience in accounting, finance and capital market transactions, strategic planning and leadership of complex organizations, and board practices of other major corporations.

MICHAEL J. DOMINGUEZ Class III (Term Expires 2016) Independent Director Age 44	Director of CDW Since: 2007 CDW Committees: Compensation and Nominating and Corporate Governance Other Public Company Directorships: None

Mr. Dominguez currently serves as a member of our Board of Directors and as a manager of CDW LLC, our wholly owned subsidiary. Mr. Dominguez is a Managing Director of Providence Equity. Prior to joining Providence Equity in 1998, Mr. Dominguez worked for Salomon Smith Barney in corporate finance. Previously, Mr. Dominguez held positions with Morgan Stanley and was a senior consultant at Andersen Consulting.

Mr. Dominguez serves on the boards of directors of AutoTrader.com, GLM Holdings, Learfield Communications, Inc. and ZeniMax Media Inc. During the past five years, Mr. Dominguez also served as a director of Bresnan Communications and Metro-Goldwyn-Mayer Inc. Mr. Dominguez is a graduate of Bucknell University where he earned a bachelor’s degree and a graduate of Harvard Business School where he earned a Master of Business Administration.

Experience and Qualifications of Particular Relevance to CDW

Mr. Dominguez possesses particular knowledge and experience in accounting, finance and capital market transactions, strategic planning and leadership of complex organizations, and board practices of other major corporations.

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PAUL J. FINNEGAN Class II (Term Expires 2015) Independent Director Age 61	Director of CDW Since: 2011 CDW Committees: Nominating and Corporate Governance Other Public Company Directorships: None

Mr. Finnegan currently serves as a member of our Board of Directors and as a manager of CDW LLC, our wholly owned subsidiary. Mr. Finnegan is the Co-Chief Executive Officer of Madison Dearborn. Prior to co-founding Madison Dearborn, Mr. Finnegan was with First Chicago Venture Capital for ten years. Previously, he held a variety of marketing positions in the publishing industry, both in the United States and in Southeast Asia. Mr. Finnegan has more than 30 years of experience in private equity investing with a particular focus on investments in the communications industry.

Mr. Finnegan serves on the board of directors of AIA Corporation. He is a Fellow of the Harvard Corporation, past member of the Board of Overseers and a Past President of the Harvard Alumni Association. Mr. Finnegan is a member of the Board of Dean’s Advisors at the Harvard Business School, a member of the Leadership Council of the Harvard School of Public Health and also a member of the Center for Public Leadership’s Leadership Council at Harvard Kennedy School. He is the Past Chairman and current board member of Teach For America in Chicago, a member of Teach For America’s National Board and member of the board of directors of the Chicago Council on Global Affairs. During the previous five years, Mr. Finnegan also has served as a director for iPlan, LLC, Council Tree Hispanic Broadcasters, LLC and PAETEC Communications, Inc. Mr. Finnegan is a graduate of Harvard College where he earned a bachelor’s degree and a graduate of Harvard Business School where he earned a Master of Business Administration.

Experience and Qualifications of Particular Relevance to CDW

Mr. Finnegan possesses particular knowledge and experience in accounting, finance and capital market transactions, strategic planning and leadership of complex organizations and board practices of other major corporations.

ROBIN P. SELATI Class III (Term Expires 2016) Independent Director Age 48

Director of CDW Since: 2010

CDW Committees: Audit (until the date of this Annual Meeting), Compensation and Nominating and Corporate Governance

Other Public Company Directorships: Ruth’s Hospitality Group, Inc.

Mr. Selati currently serves as a member of our Board of Directors and as a manager of CDW LLC, our wholly owned subsidiary. Mr. Selati is a Managing Director of Madison Dearborn and joined the firm in 1993. Before 1993, Mr. Selati was with Alex. Brown & Sons Incorporated.

Mr. Selati serves on the boards of directors of Ruth’s Hospitality Group, Inc. and Things Remembered, Inc. During the previous five years, Mr. Selati also served as a director of BF Bolthouse Holdco LLC, Tuesday Morning Corporation, Carrols Restaurant Group, Inc., Pierre Holding Corp., Family Christian Stores, Inc., NWL Holdings, Inc., The Yankee Candle Company, Inc. and Cinemark, Inc. Mr. Selati is a graduate of Yale University where he earned a bachelor’s degree and a graduate of the Stanford University Graduate School of Business where he earned a Master of Business Administration.

Experience and Qualifications of Particular Relevance to CDW

Mr. Selati possesses particular knowledge and experience in accounting, finance and capital market transactions, strategic planning and leadership of complex organizations, and board practices of other major corporations.

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DIRECTOR COMPENSATION

Each non-employee director who was not a Managing Director of the Sponsors in 2013 received an annual retainer of $175,000 in 2013, paid on a quarterly basis after completion of each quarter of service. Steven W. Alesio, Barry K. Allen, Benjamin D. Chereskin and Donna F. Zarcone received this retainer for their board service in 2013. Our other non-employee directors in 2013, Glenn M. Creamer, Michael J. Dominguez, Paul J. Finnegan and Robin P. Selati, were Managing Directors of the Sponsors in 2013 and therefore did not receive this retainer for their board service in 2013.

Commencing after our IPO, the chairs of our Audit Committee (Donna F. Zarcone), Compensation Committee (Steven W. Alesio) and Nominating and Corporate Governance Committee (Barry K. Allen) each received a supplemental annual cash retainer of $15,000, $10,000 and $10,000, respectively, paid quarterly in arrears and on a prorated basis for committee service performed in 2013 after our IPO.

The following table shows the retainers paid to or earned by eligible directors for their Board service during the fiscal year ended December 31, 2013:

Name	Fees earned or paid in cash/total
Steven W. Alesio	$180,110
Barry K. Allen	$180,110
Benjamin D. Chereskin	$175,000
Donna F. Zarcone	$182,665

Commencing January 1, 2014, each non-employee director who is not a Managing Director of the Sponsors will receive an annual cash retainer of $75,000 paid quarterly in arrears and an annual equity grant of restricted stock units in an amount equal to $125,000, subject to a one year time-based vesting schedule.

The Board believes that, in order to more closely align the interests of directors with the interests of the Company’s other stockholders, each non-employee director who is not a Managing Director of the Sponsors should maintain a minimum level of equity interests in the Company’s common stock. The Nominating and Corporate Governance Committee is responsible for periodically reviewing the stock ownership guidelines for directors and making recommendations to the Board. Effective as of the Company’s IPO, pursuant to our Corporate Governance Guidelines, each non-employee director who is not a Managing Director of the Sponsors must hold equity interests in the Company’s common stock equal to at least $500,000 by five years from the later of (a) the Company’s IPO or (b) the date on which the director joined the Board.

STOCK OWNERSHIP

Ownership of Our Common Stock

Directors, Executive Officers and Principal Stockholders

The following table shows information regarding the beneficial ownership of our common stock by:

•	each person or group who is known by us to own beneficially more than 5% of our common stock;

•	each member of our Board of Directors, each director nominee and each of our named executive officers; and

•	all members of our Board and our executive officers as a group.

Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of common stock subject to options currently exercisable or exercisable within 60 days of March 31, 2014 and shares of restricted stock that vest within 60 days of March 31, 2014 are deemed to be outstanding and beneficially owned by the person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

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Except as otherwise indicated, all stockholdings are as of March 31, 2014 and the percentage of beneficial ownership is based on 171,956,475 shares of common stock outstanding as of March 31, 2014.

Unless otherwise indicated, the address for each holder listed below is c/o CDW Corporation, 200 North Milwaukee Avenue, Vernon Hills, Illinois 60061.

Name and Address of Beneficial Owner	Number of Shares	Percent of Total
Madison Dearborn Partners, LLC(1)	52,329,565	30.4%
Providence Equity Partners L.L.C.(2)	46,267,171	26.9%
Thomas E. Richards(3)	1,031,170	*
Ann E. Ziegler(4)	396,430	*
Neal J. Campbell(5)	123,458	*
Christina M. Corley(6)	108,998	*
Douglas E. Eckrote(7)	532,910	*
Steven W. Alesio	14,013	*
Barry K. Allen(8)	21,020	*
Benjamin D. Chereskin(9)	175,163	*
Glenn M. Creamer	—	—
Michael J. Dominguez	—	—
Paul J. Finnegan	—	—
David W. Nelms	—	—
Robin P. Selati	—	—
Donna F. Zarcone	7,006	*
All directors and executive officers as a group (19 persons)	3,801,587	2.2%

*	Denotes less than 1.0%

(1)	Consists of 34,159,027 shares held directly by Madison Dearborn Capital Partners V-A, L.P. (“MDP A”), 9,061,799 shares held directly by Madison Dearborn Capital Partners V-C, L.P. (“MDP C”), 343,230 shares held directly by Madison Dearborn Capital Partners V Executive-A, L.P. (“MDP Exec”) and 8,765,509 shares held directly by MDCP Co-Investors (CDW), L.P. (“MDP Co-Investor”). Madison Dearborn Partners V-A&C, L.P. (“MDP V”) is the general partner of MDP A, MDP C, MDP Exec and MDP Co-Investor. As the sole members of a limited partner committee of MDP V that has the power, acting by majority vote, to vote or dispose of the shares directly held by MDP A, MDP C, MDP Exec and MDP Co-Investor, Paul J. Finnegan and Samuel M. Mencoff may be deemed to have shared voting and investment power over such shares. Each of Messrs. Finnegan and Mencoff and MDP V hereby disclaims any beneficial ownership of any shares held by MDP A, MDP C, MDP Exec and MDP Co-Investor except to the extent of his pecuniary interest therein. The address for the Madison Dearborn entities and persons is Three First National Plaza, 70 W. Madison Street, Suite 4600, Chicago, Illinois, 60602.

(2)	Consists of 29,314,570 shares held directly by Providence Equity Partners VI L.P. (“PEP VI”), 10,084,564 shares held directly by Providence Equity Partners VI-A L.P. (“PEP VI-A”) and 6,868,037 shares held directly by PEP Co-Investors (CDW) L.P. (“PEP Co-Investor”). The shares held by PEP VI, PEP VI-A and PEP Co-Investor may be deemed to be beneficially owned by Providence Equity GP VI L.P. (“PEP GP”), the general partner of PEP VI, PEP VI-A and PEP Co-Investor and Providence Equity Partners VI L.L.C. (“PEP LLC”), the general partner of PEP GP. Jonathan Nelson, Glenn Creamer and Paul Salem are members of PEP LLC and may be deemed to have shared voting and investment power over such shares. Each of PEP LLC, PEP GP, and Messrs. Nelson, Creamer and Salem hereby disclaims any beneficial ownership of any shares held by PEP VI, PEP VI-A and PEP Co-Investor except to the extent of any pecuniary interest therein. The address for the Providence Equity entities and persons is 50 Kennedy Plaza,18th Floor, Providence, Rhode Island 02903.

(3)	Includes beneficial ownership of 188,118 shares held by Mr. Richards that may be acquired within 60 days of March 31, 2014.

(4)	Includes 39,121 shares held by the Ann E. Ziegler IRA Northern Trust Bank and 234,674 shares held by the Ann E. Ziegler 2012 Gift Trust which are deemed to be beneficially owned by Ms. Ziegler. Also includes beneficial ownership of 17,221 shares held by Ms. Ziegler that may be acquired within 60 days of March 31, 2014.

(5)	Includes beneficial ownership of 89,350 shares held by Mr. Campbell that may be acquired within 60 days of March 31, 2014.

(6)	Includes beneficial ownership of 102,151 shares held by Ms. Corley that may be acquired within 60 days of March 31, 2014.

(7)	Includes beneficial ownership of 16,970 shares held by Mr. Eckrote that may be acquired within 60 days of March 31, 2014

(8)	Does not include 11,799 shares indirectly owned by Allen Enterprises LLC, a limited liability company controlled by Mr. Allen, through its 0.1718% interest in PEP Co-Investors (CDW) L.P., a limited partnership which directly holds 6,868,037 shares prior to the offering. Mr. Allen has no voting or investment power over such shares and disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. These shares are included in Providence Equity’s beneficial ownership (see Note 2 above).

(9)	Includes 175,163 shares held by the Chereskin Family Dynasty Trust which are deemed to be beneficially owned by Mr. Chereskin.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors, executive officers, and owners of more than 10% of our common stock must file reports with the SEC under Section 16(a) of the Exchange Act regarding their ownership of and transactions in our common stock and securities related to our common stock. Based upon a review of these reports and inquiries we have made, we believe that all reports required to be filed by our directors, executive officers and holders of more than 10% of our common stock pursuant to Section 16(a) of the Exchange Act during 2013 were filed on a timely basis.

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PROPOSAL 2 —	RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and the Audit Committee recommend that the stockholders ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014. The Audit Committee approved the selection of Ernst & Young LLP as our independent registered public accounting firm for 2014. Ernst & Young LLP is currently our independent registered public accounting firm.

Although the Company is not required to seek stockholder approval of this appointment, the Board believes that doing so is consistent with good corporate governance practices. If the appointment is not ratified, the Audit Committee will explore the reasons for stockholder rejection and will reconsider the appointment.

We have been advised that a representative of Ernst & Young LLP will attend the Annual Meeting of Stockholders. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

The Board of Directors and the Audit Committee recommend a vote FOR ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee

Management has the responsibility for the Company’s financial statements and overall financial reporting process, including the Company’s systems of internal controls. The independent registered public accounting firm has the responsibility to conduct an independent audit in accordance with generally accepted auditing standards and to issue an opinion on the accuracy of the Company’s consolidated financial statements and the effectiveness of the Company’s internal controls. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2013. The Audit Committee has discussed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with generally accepted accounting principles, the matters required to be discussed under the Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees (AS 16). The Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence. In considering the independence of the Company’s independent registered public accounting firm, the Audit Committee took into consideration the amount and nature of the fees paid to the firm for non-audit services, as described below.

In reliance on the review and discussions described above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board of Directors.

Donna F. Zarcone, Chair
Benjamin D. Chereskin
Robin P. Selati

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Principal Accounting Fees and Services

Ernst & Young LLP serves as our independent registered public accounting firm. The following table presents fees paid or accrued for the audit of our annual consolidated financial statements and all other professional services rendered by Ernst & Young LLP for the years ended December 31, 2013 and 2012.

	For the Years Ended
	December 31,
(in thousands)	2013	2012
Audit fees	$2,097.2	$1,212.7
Audit-related fees	25.9	26.0
Tax fees	542.3	58.0
All other fees	2.0	2.0
Total fees	$2,667.4	$1,298.7

Audit Fees. Consists principally of fees related to the integrated audit of the Company’s consolidated financial statements and internal control over financial reporting, and the review of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q. Fees in 2013 also include services related to the Company’s Registration Statements on Forms S-1 and S-3, and fees in 2012 also include services related to the Company’s Registration Statements on Form S-4.

Audit-Related Fees. Consists principally of fees related to employee benefit plans.

Tax Fees. Consists principally of fees related to tax advice and tax compliance.

All Other Fees. Consists principally of a fee paid for a license to use software relating to accounting rules and regulations.

The services provided by Ernst & Young LLP were pre-approved by the Audit Committee. The Audit Committee has considered whether the provision of the above-noted services is compatible with maintaining the independence of the independent registered public accounting firm and has determined, based on advice from Ernst & Young LLP, that the provision of such services has not adversely affected Ernst & Young LLP’s independence.

Pursuant to its charter, the Audit Committee is responsible for pre-approving all audit and permissible non-audit services provided to the Company by its independent registered public accounting firm, subject to any exceptions in the Exchange Act. The Audit Committee may delegate to one or more of its members the authority to grant such pre-approvals, provided that any decisions of such member or members to grant pre-approvals must be presented to the full Audit Committee at its next scheduled meeting.

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PROPOSAL 3 —	ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

We are offering our stockholders an opportunity to cast an advisory vote to approve the compensation of our named executive officers, as disclosed in this proxy statement, pursuant to Section 14A of the Exchange Act (commonly referred to as a “say-on-pay” vote). Although the vote is non-binding, we value continuing and constructive feedback from our stockholders on compensation and other important matters. The Board of Directors and the Compensation Committee will consider the voting results when making future compensation decisions.

In deciding how to vote on this proposal, we encourage you to review the “Compensation Discussion and Analysis” and “2013 Executive Compensation” sections of this proxy statement for a detailed description of our executive compensation program. As described in the “Compensation Discussion and Analysis,” the Compensation Committee has designed our compensation program with the objective of driving sustained meaningful profitable growth and stockholder value creation through its focus on three long-standing CDW compensation philosophies:

•	Attract and Retain the Right Talent. Executive compensation should be market-competitive in order to attract and retain highly motivated talent with a performance- and service-driven mindset.

•	Pay for Performance. A significant percentage of an executive’s compensation should be directly aligned with Company performance, with a balance between short-term and long-term performance.

•	Align with Stockholder Interests. Executives’ interests should be aligned with stockholder interests through the risks and rewards of CDW equity ownership.

We ask for your advisory approval of the following resolution:

“RESOLVED, that the stockholders hereby approve, on an advisory basis, the compensation of CDW’s named executive officers, as described in this proxy statement, pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, which disclosure includes the section entitled ‘Compensation Discussion and Analysis,’ the Summary Compensation Table and the other related disclosure and tables.”

The Board of Directors recommends a vote FOR approval of the resolution above relating to the compensation of the Company’s named executive officers.

PROPOSAL 4 —	ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

We are offering our stockholders an opportunity to cast an advisory vote on whether a non-binding stockholder advisory vote to approve the compensation of our named executive officers should occur every one, two or three years. Although the vote is non-binding, we value continuing and constructive feedback from our stockholders on executive compensation and other important matters. The Board of Directors and the Compensation Committee will take into consideration the voting results when determining how often a non-binding stockholder advisory vote to approve the compensation of our named executive officers should occur.

The Board has determined that holding an advisory vote to approve named executive officer compensation every year is the best approach for the Company based on a number of considerations. These considerations include that this frequency aligns with the interests of stockholders, provides more consistent and direct communication and reflects sound corporate governance principles.

Stockholders are not voting to approve or disapprove of the Board’s recommendation. Instead, the proxy card provides stockholders with four choices with respect to this proposal: (1) 1 year; (2) 2 years; (3) 3 years; or (4) abstaining from voting on the proposal. For the reasons discussed above, we are asking our stockholders to indicate their support for the non-binding advisory vote to approve named executive officer compensation to be held every year.

The Board of Directors recommends a vote for 1 YEAR as the frequency of the non-binding advisory vote to approve named executive officer compensation.

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COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis (our “CD&A”) provides an overview of our executive compensation philosophy and objectives, our executive compensation program for 2013 and a preview of the changes to our executive compensation program for 2014 as we transition to being a public company again.

Our Named Executive Officers consist of our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers (“Named Executive Officers”). For 2013, our Named Executive Officers were:

Name	Title
Thomas E. Richards	Chairman, President and Chief Executive Officer
Ann E. Ziegler	Senior Vice President and Chief Financial Officer
Neal J. Campbell	Senior Vice President and Chief Marketing Officer
Christina M. Corley	Senior Vice President, Corporate Sales
Douglas E. Eckrote	Senior Vice President, Strategic Solutions and Services

This CD&A is divided into three sections:

Overview	•	2013 Business Highlights
	•	Our IPO and Its Impact on Executive Compensation
	•	Our Executive Compensation Practices
	•	Compensation Committee Actions Regarding 2013 Executive Compensation
What We Pay and Why: 2013 and Preview of 2014	•	2013 Base Salary, Annual Cash Incentive Awards, Long-Term Incentive Program and Other Components of 2013 Executive Compensation Program
	•	2013 Compensation Actions for Our Named Executive Officers
	•	2014 Executive Compensation Preview
How We Make Executive	•	Our Executive Compensation Philosophies and Objectives
Compensation Decisions	•	Role of the Compensation Committee and our Executive Officers
	•	Guidance from Independent Compensation Consultant
	•	Comparison to Relevant Peer Group

OVERVIEW

2013 Business Highlights

Once again our balanced portfolio of channels, products and partners, and relentless focus on execution helped us meet our 2013 objective of profitably growing faster than the U.S. IT market while making investments for future growth. We accomplished this in a year that included many challenges, from federal budget sequestration and the extraordinary shutdown of the federal government for 16 days, to ongoing concerns by small business owners about the economic recovery and uncertainty related to the Affordable Care Act.

For the year, we delivered:

•	Net sales growth of 6.3 percent

•	Adjusted EBITDA growth of 5.5 percent and Adjusted EBITDA margin of 7.5 percent

•	Free cash flow of $327 million, $80 million higher than in 2012

•	A reduction in net debt of $670 million and annual interest expense of $57 million, which helped fuel non-GAAP net income per diluted share growth of 27.1 percent

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See Appendix A for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP measure.

Investments to support our future growth included the addition of nearly 120 customer-facing coworkers – the majority in technical specialist and service delivery roles, and the expansion of our solutions portfolio, primarily in the fast-growing areas of Cloud, Mobility and Security.

We believe the steps we are taking to transform into the leading IT solutions company in North America will ensure we can continue to evolve with the market and better meet the needs of our customers. Our priorities for 2014 remain the same as they were for 2013:

•	Increase “share of wallet” from existing customers and sales from new customers

•	Broaden our solutions suite

•	Expand our services capabilities

By executing against this strategy, we intend to continue to profitably grow faster than the U.S. IT market, delever our balance sheet and deliver annual mid-teens non-GAAP net income per diluted share growth over the medium term, which we view as the next 18 to 24 months.

For further details about our performance in 2013, please see the Company’s Annual Report to stockholders on Form 10-K for the fiscal year ended December 31, 2013.

Our IPO and Its Impact on Executive Compensation

2013 was an exciting year for us – we successfully completed our IPO and became a public company again, with our shares trading on NASDAQ. We were a public company from 1993 until October 2007, when we were acquired by entities controlled by the Sponsors.

In light of our IPO, the Compensation Committee undertook a thorough review of our overall executive compensation program in 2013 with guidance from its independent compensation consultant. The Compensation Committee’s goal was to implement a public company executive compensation program that would continue to drive above-market results and that was built upon our long-standing executive compensation philosophies and objectives, as outlined below, which we believe have been a key contributor to our long-term success:

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As a result of its review, the Compensation Committee made the changes outlined in the chart below, focusing on our long-term incentive vehicles, which as a private company did not correspond to typical public company incentive vehicles. The Compensation Committee maintained our annual incentive vehicle as the Compensation Committee believes that it has proven very effective at driving above-market performance. The chart below also highlights the alignment of both our pre- and post-IPO executive compensation programs with short-term and long-term Company performance and stockholder value creation.

As a result of several years of strong results coupled with previously granted equity awards while the Company was privately owned, all of our executives had vested stock in CDW at the end of 2013 representing significant multiples of their respective base salaries, with 8 of our 10 executives holding over 20 times their respective base salaries. The Compensation Committee and our Chief Executive Officer considered the substantial value of each executive’s equity holdings when amending our Restricted Debt Unit Plan to increase the retentive value of the plan, designing the 2014 long-term incentive program and planning for leadership opportunities to motivate executives in 2014 and beyond.

Our Pre- and Post-IPO Executive Compensation Programs
Compensation
Vehicle	Pre-IPO	Post-IPO
Base Salary	• Fixed compensation	• No changes
Annual Incentive Award

•    Adjusted EBITDA target set based on growth above U.S. IT market growth expectations

•    Market share governor reduces EBITDA-based payout at all performance levels unless we gain market share

•    No payout unless at or above prior year Adjusted EBITDA (threshold payout of 15%)

• No changes
Long-Term	Profits Interests:	Performance Share Units:
Incentives

•    Private equity vehicle similar to stock options, which only had value if CDW equity value increased

•    No annual grant program; multi-year grants vested over 5 year period

•    Converted to stock, restricted stock and stock options in connection with the IPO

•    50% of target long-term incentive opportunity

•    Three-year performance plan with 0-200% payout curve (threshold payout of 50%)

•    Vest at the end of the performance period based upon attainment of cumulative annual adjusted free cash flow and cumulative annual non-GAAP net income per diluted share performance goals

	Restricted Debt Units:	Stock Options:
	• Nonqualified deferred compensation plan established to retain key leaders and focus them on driving the long-term success of the company • Plan amended in 2013 to increase its retentive value	• 50% of target long-term incentive opportunity • Only have value if CDW stock price increases • Vest in 1/3 annual increments with 10 year maximum term
Post-IPO Compensation Program

The chart to the right shows how our new public company executive compensation program applies to our Chief Executive Officer, Thomas E. Richards, in 2014. 85% of Mr. Richards’ 2014 compensation is variable and subject to forfeiture if the applicable performance goals are not met and/or our stock price does not increase.

Note:	For purposes of the 2014 CEO Compensation Mix chart, we have excluded any interest payments scheduled to be paid under the Restricted Debt Unit Plan during 2014 as this plan was established prior to 2014. Please see “2013 Long-Term Incentive Program – RDU Plan” for further information regarding the Restricted Debt Unit Plan.

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Our Executive Compensation Practices

As part of its pre-IPO review of our executive compensation program, the Compensation Committee confirmed several long-standing CDW compensation policies and practices and adopted certain new policies and practices in order to even further align our executive compensation program with stockholder interests.

Our executive compensation practices include the following, each of which the Compensation Committee believes reinforces our executive compensation objectives:

Our Executive Compensation Practices

Significant percentage of target annual compensation delivered in the form of variable compensation tied to performance

Long-term objectives aligned with the creation of stockholder value

Target median compensation

Market comparison of executive compensation against a relevant peer group

Use of an independent compensation consultant reporting directly to the Compensation Committee and providing no other services to the Company

Double-trigger vesting for equity awards under our new long-term incentive plan

Robust stock ownership guidelines

Clawback policy

Annual say-on-pay vote (recommended by Board)

We do not have tax gross-ups

We do not have executive perquisites

We do not have enhanced severance benefits upon a change in control

We do not have excessive severance benefits

We do not allow dividends or dividend equivalents on unearned performance shares under our new long-term incentive plan

We do not allow repricing of underwater stock options under our new long-term incentive plan

We do not allow hedging or short sales of our securities, or pledging of our securities except in limited circumstances with pre-approval

Compensation Committee Actions Regarding 2013 Executive Compensation

Consistent with our executive compensation philosophies and objectives, in establishing 2013 compensation for our Named Executive Officers, the Compensation Committee considered each Named Executive Officer’s prior performance, compensation levels paid to similarly situated executive officers at the Company, market data and input from the Compensation Committee’s independent compensation consultant. For 2013, the Compensation Committee made the following decisions with respect to the compensation of our Named Executive Officers:

•	Modest merit increases of no more than 3%.

•	No additional equity grants (given the previous multi-year grants).

•	Additional restricted debt unit (“RDU”) grants used in a targeted manner either in lieu of a merit increase or to bring RDU ownership levels further in line with other members of the executive team.

•	Following the termination of the interest component related to the redeemed Senior Subordinated Notes under the RDU Plan, the Compensation Committee established a cash retention pool to increase the retentive value of the RDU Plan. This pool was determined based on the terminated interest component and resulted in cash lump sum payments made in connection with the IPO and cash lump sum payments to be made in early 2016, subject to the participant’s continued employment through 2015.

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WHAT WE PAY AND WHY: 2013 AND PREVIEW OF 2014

As noted above, in light of our IPO, the Compensation Committee undertook a comprehensive review of our executive compensation in 2013. This section describes our pre-IPO compensation program, including elements that will not be a part of our compensation program going forward. Our 2014 post-IPO executive compensation program is previewed under “2014 Executive Compensation Preview.”

Our 2013 executive compensation program consisted of the following principal elements: base salary, annual cash incentive awards (the Senior Management Incentive Plan) and long-term incentive compensation. Each of our 2013 executive compensation program elements is described in detail below and individual compensation decisions for each of our Named Executive Officers are discussed in “2013 Compensation Actions for Our Named Executive Officers.”

2013 Base Salary

The Compensation Committee generally sets base salaries for executives, including our Named Executive Officers, below the market median of salaries for executives in similar positions and with similar responsibilities at companies included in the market data. Aligned with our compensation philosophies and objectives, a majority of each executive’s annual target cash compensation is at risk, to provide a strong connection between pay and performance. Accordingly, in 2013, Mr. Richards’ annual target cash compensation was weighted 40% base salary and 60% annual incentive target. For further information regarding the 2013 base salary levels, please see “2013 Compensation Actions for Our Named Executive Officers” and the “2013 Summary Compensation Table.”

2013 Annual Cash Incentive Awards (Senior Management Incentive Plan)

We provide our senior management with short-term incentive compensation through our annual cash bonus program, the Senior Management Incentive Plan (“SMIP”). Short-term compensation under SMIP represents a majority of each executive’s total target cash compensation opportunity in a given year.

Setting the Target Opportunity under SMIP

Because our Named Executive Officer base salary levels historically have been targeted to be below the median market rate, the Compensation Committee uses an above-median target SMIP opportunity to bring targeted total cash compensation within the median range. For 2013, Mr. Richards’ SMIP target award represented 60% of his total target annual cash compensation. For further information regarding the 2013 SMIP target award levels, please see “2013 Compensation Actions for Our Named Executive Officers” and the “2013 Grants of Plan-Based Awards Table.”

2013 SMIP Pay for Performance Alignment

The Compensation Committee undertakes a rigorous review and analysis to establish annual performance goals under SMIP that require above-market performance. Factors considered by the Compensation Committee in establishing the performance goals include U.S. IT market growth rate expectations and our market share gain expectations, as well as assumptions regarding our productivity gains and investments.

For 2013, the Compensation Committee established the following goals and payout levels under SMIP:

•	Consistent with the 2012 SMIP design, the Compensation Committee chose Adjusted EBITDA and market share growth as our SMIP performance goals. The Compensation Committee chose this combination of performance goals because together they take into account not only our absolute performance but also performance relative to the market.

•	Adjusted EBITDA performance goal was set at $801.1 million, which was based on a growth rate above U.S. IT market growth rate expectations.

•	Market share governor reduces EBITDA-based payouts at all performance levels unless we gained market share.

•	No payout unless at or above 2012 Adjusted EBITDA (threshold payout of 15%).

•	Payout range from 0% to 200% of target awards for performance between 95.7% and 116.25% of the Adjusted EBITDA performance goal.

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The threshold, target and maximum payout opportunities under the SMIP payout curve are set forth below:

	Adjusted EBITDA performance goal(2)		Market share governor(3)
Payout opportunity(1)	Adjusted EBITDA (in millions)	% attainment of performance goal	Grow (% of target bonus)	Constant/Decline (% of target bonus)
Maximum	$ 931.3	116.25%	200%	180%
Adjusted EBITDA Performance Goal	$ 801.1	100.0%	100%	90%
Minimum Performance Threshold	$ 766.6	95.7%	25%	15%

(1)	Payouts are determined based on various performance achievement levels for Adjusted EBITDA and market share changes. Payouts for performance between threshold and target payout levels and between target and maximum payout levels are calculated using straight line interpolation.
(2)	See Appendix A for a reconciliation of Adjusted EBITDA to income from operations.
(3)	Market share changes were measured internally based on data from seven industry surveys and reports and, based on the availability of data, financial information regarding three publicly traded resellers and three publicly traded technology distributors.

2013 SMIP Results and Payouts

Our 2013 adjusted EBITDA was $808.5 million, and the Compensation Committee determined that we had achieved 100.9% of our Adjusted EBITDA performance goal. In addition, based upon industry surveys and reports and financial information from other publicly traded companies in our market (see footnote (3) above), the Compensation Committee determined that our market share grew. The SMIP payout percentage for the Named Executive Officers therefore was 103.7% of their 2013 SMIP targets. The table below sets forth the SMIP payouts to each of our Named Executive Officers based upon 2013 performance:

Named Executive Officer	SMIP Bonus Target	Calculated SMIP Payout
Thomas E. Richards	$1,197,375	$1,241,598
Ann E. Ziegler	$631,000	$654,305
Neal J. Campbell	$291,500	$302,266
Christina M. Corley	$291,500	$302,266
Douglas E. Eckrote	$633,750	$657,157

2013 Long-Term Incentive Program

As discussed above, beginning in 2014, the Compensation Committee has adopted a new long-term incentive plan under which participants will be eligible to receive annual equity grants. This new long-term incentive plan will replace our historical long-term incentive program of RDU grants and multi-year B Unit grants. For 2014, the annual long-term incentive grant was delivered 50% in the form of stock options and 50% in the form of performance share units, the vesting of which will be based on our cumulative annual adjusted free cash flow and cumulative annual non-GAAP net income per diluted share performance during the 2014-2016 performance period. Our 2014 long-term incentive program is discussed further in “2014 Executive Compensation Preview.”

In designing our historical long-term incentive program, the Sponsors believed that members of senior management should hold a personally significant interest in the equity of the Company to align their interests and the interests of our stakeholders. In addition, to further support the Company’s long-term objectives, we also provided RDU awards under our RDU Plan, which is an unfunded deferred compensation plan.

Pre-IPO Equity Interests

Prior to the IPO, the Sponsors implemented their management investment philosophy by requiring certain members of senior management to invest in the Company in the form of Class A Common Units (“A Units”) of CDW Holdings LLC (“CDW Holdings”) and through a “profits-interest program” in the form of Class B Common Units (“B Units”) of CDW Holdings. “Profits-interest programs” are common practice in portfolio companies of private equity firms and allow participants to share in increases in the equity value of the Company. Consistent with practices among similarly situated private equity financed companies, we typically provided members of senior management with an initial long-term incentive grant upon hire, with the opportunity to receive additional grants upon promotion, to reward sustained performance, or to provide for internal parity among similarly situated executives at the Company. During 2013, none of our Named Executive Officers received B Unit grants given the previous multi-year grants.

In connection with our IPO, CDW Holdings distributed all of its shares of our common stock to its existing members in accordance with their respective membership interests. Since the A Units represented investments of personal funds by executives, shares of our common stock distributed to A Unit holders were not subject to a vesting requirement. See

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“Ownership of Our Common Stock” for further information on the number of shares of our common stock held by each Named Executive Officer. Pursuant to the terms of the CDW Holdings LLC Amended and Restated Limited Liability Company Agreement, in connection with the IPO, B Unit holders received common stock and restricted stock in exchange for their B Units. In addition, as required pursuant to the terms of the CDW Holdings LLC Unitholders Agreement, B Unit holders with a participation threshold in excess of $.01 received stock options that preserved each such holder’s fully diluted equity ownership percentage. Any such restricted stock and stock options remain subject to the vesting provisions applicable at the time to the underlying B Units. See the “2013 Outstanding Equity Awards at Fiscal Year-End” table for further information on the outstanding stock option and restricted stock awards held by each Named Executive Officer.

RDU Plan

In 2010, our Board of Directors adopted the RDU Plan to retain key leaders and focus them on driving the long-term success of the Company. Participants in the RDU Plan received RDUs that entitled the participant to a proportionate share of payments under the RDU Plan, determined by dividing the number of RDUs held by the participant by 28,500, which was the total number of RDUs available under the RDU Plan. Post-IPO, no new grants will be made under this plan.

Prior to the IPO, the RDUs were designed to track two components of our senior subordinated exchange notes due 2017 (the “Senior Subordinated Notes”), a principal component and an interest component. However, the participants had no rights to the underlying debt. The total amount of compensation available under the RDU Plan was based on these two components. The principal component credited the RDU Plan with an amount equal to the $28.5 million face value of the Senior Subordinated Notes (the “debt pool”), with each RDU representing $1,000 face value of the Senior Subordinated Notes. Participants vest daily in the principal component during employment on a pro rata basis over the period commencing January 1, 2012 (or, if later, the date of hire or the date of a subsequent RDU grant) through December 31, 2014, unless accelerated as discussed in the “2013 Potential Payments upon Termination or Change in Control” section. Payment of the principal component on a participant’s vested RDUs will be made to participants on October 12, 2017, unless accelerated due to a sale of the Company. The interest component credited the RDU Plan with amounts equal to the interest that would have been earned on the debt pool from March 10, 2010 (or, if later, the date of hire or the date of a subsequent RDU grant) through maturity (October 12, 2017). Under the original terms of the RDU Plan and subject to certain exceptions, interest amounts were to be paid to participants semi-annually on the interest payment dates.

The Company used a portion of the proceeds from the IPO together with additional borrowings to redeem $324.0 million of the Senior Subordinated Notes. In accordance with the terms of the RDU Plan, the principal component of the RDUs converted to a cash-denominated pool upon the redemption of the related Senior Subordinated Notes, with the same vesting and payment schedule as set forth above. The redemption of the Senior Subordinated Notes, per the terms of the RDU Plan, also resulted in participants being credited with an additional amount equal to the amount of the prepayment premium that would have been paid on an equivalent amount of Senior Subordinated Notes under the terms of the indenture related to such notes. This additional amount will be paid to participants at the same time as the principal component.

In connection with the IPO and the partial redemption of the Senior Subordinated Notes, the Company amended the RDU Plan to increase the retentive value of the plan, particularly in view of the fact that a large portion of the profits interests granted to executives would become fully vested on December 31, 2014. As allowed under the original terms of the RDU Plan, the Compensation Committee determined that the accrual of interest credits on the RDUs would cease after the redemption of the related Senior Subordinated Notes. In order to increase the retentive value of the plan, the Compensation Committee established a cash retention pool, the amount of which was determined based on the amount of interest component credits that would have been allocated to the RDUs under the original terms of the RDU Plan if the Senior Subordinated Notes had not been redeemed. Participants would be eligible to receive two cash retention payments on a pro rata basis, based upon the number of RDUs held by the participants, if they satisfy certain continuing-employment requirements. Under the terms of the cash retention pool established by the Compensation Committee, each participant in the RDU Plan received a cash retention payment in connection with the IPO and will receive an additional cash retention payment in 2016 if the participant remains employed with the Company through December 31, 2015. Under the original terms of the RDU Plan, participants would have received full payment of the interest component if they had remained employed with the Company through December 31, 2014.

For additional information regarding the cash retention payments received by each Named Executive Officer and the RDUs granted to the Named Executive Officers in 2013, see “2013 Compensation Actions for Our Named Executive Officers.” See the narrative accompanying the “2013 Non-Qualified Deferred Compensation” table and the “2013 Potential Payments upon Termination or Change in Control” section for further information regarding the operation of the RDU Plan in 2013.

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Other Components of 2013 Executive Compensation Program

Severance Arrangements

Our employment arrangements with each of our Named Executive Officers provide for payments and other benefits in connection with certain qualifying terminations of employment with the Company. The Compensation Committee believes that these severance benefits: (1) help secure the continued employment and dedication of our Named Executive Officers; (2) enhance the Company’s value to a potential acquirer because our Named Executive Officers have noncompetition, nonsolicitation and confidentiality provisions that apply after any termination of employment, including after a change in control of the Company; and (3) are important as a recruitment and retention device, as many of the companies with which we compete for executive talent have similar agreements in place for their senior management.

Additional information regarding the employment arrangements with each of our Named Executive Officers, including a quantification of benefits that would have been received by each Named Executive Officer had his or her employment terminated on December 31, 2013, is provided under “2013 Potential Payments upon Termination or Change in Control.” Information regarding changes to the severance arrangements with each of our Named Executive Officers in 2014 is provided under “2014 Executive Compensation Preview”.

Other Benefits

Our Named Executive Officers participate in our corporate-wide benefit programs. Our Named Executive Officers are offered benefits that are commensurate with the benefits provided to all of our full-time coworkers, which includes participation in our qualified defined contribution plan. Consistent with our performance-based culture, we do not offer a service-based defined benefit pension plan or other similar benefits to our coworkers. Similarly, we do not provide nonqualified retirement programs or perquisites that are often provided at other companies to executive officers.

2013 Compensation Actions for Our Named Executive Officers

Summary of Actions

Consistent with our executive compensation philosophies and objectives, in establishing 2013 compensation for our Named Executive Officers, the Compensation Committee considered each Named Executive Officer’s prior performance, compensation levels paid to similarly situated executive officers at the Company, market data and input from the Compensation Committee’s independent compensation consultant.

For 2013, the Compensation Committee made the following decisions with respect to the compensation of Named Executive Officers, as described below:

•	Modest merit increases of no more than 3%.

•	No additional equity grants (given the previous multi-year grants).

•	Additional RDU grants used in a targeted manner either in lieu of a merit increase or to bring RDU ownership levels further in line with other members of the executive team.

•	Following the termination of the interest component related to the redeemed Senior Subordinated Notes under the RDU Plan, the Compensation Committee established a cash retention pool to increase the retentive value of the RDU Plan. This pool was determined based on the terminated interest component and resulted in cash lump sum payments made in connection with the IPO and cash lump sum payments to be made in early 2016, subject to the participant’s continued employment through 2015.

Annual Target Cash Compensation

Mr. Richards, Ms. Ziegler, Mr. Campbell and Ms. Corley each received a 3% merit increase to 2013 annual target cash compensation. When allocating the merit increases between base salary and SMIP bonus target, the Compensation Committee considered pay mix in order to further align the pay mix of our executive officers, based on input from the Compensation Consultant. The Compensation Committee maintained Mr. Eckrote’s 2013 annual target cash compensation as compared to 2012 and instead applied his merit increase as an additional RDU grant.

With respect to each of the Named Executive Officers, the Compensation Committee took the following actions with respect to 2013 annual target cash compensation:

Thomas E. Richards. The Compensation Committee increased Mr. Richards’ base salary from $775,000 to $798,250, and maintained Mr. Richards’ SMIP bonus target at 150% of base salary, equal to $1,197,375.

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Ann E. Ziegler. The Compensation Committee approved a reallocation of Ms. Ziegler’s base salary and SMIP pay mix, increasing Ms. Ziegler’s base salary from $320,000 to $420,000 and decreasing her SMIP target from $700,000 to $631,000.

Neal J. Campbell. The Compensation Committee maintained Mr. Campbell’s base salary at $275,000 and increased his SMIP target from $275,000 to $291,500.

Christina M. Corley. The Compensation Committee maintained Ms. Corley’s base salary at $275,000 and increased her SMIP target from $275,000 to $291,500.

Douglas E. Eckrote. The Compensation Committee approved a reallocation of Mr. Eckrote’s base salary and SMIP pay mix, increasing Mr. Eckrote’s base salary from $275,000 to $341,250 and decreasing his SMIP target from $700,000 to $633,750.

Long-Term Incentives: Equity Awards

None of the Named Executive Officers received an equity grant in 2013 given the previous multi-year grants.

The Option Awards shown on the 2013 Summary Compensation Table for Mr. Richards, Mr. Campbell and Ms. Corley are not new awards, but instead represent stock options that they received, as required by the terms of the CDW Holdings LLC Unitholders Agreement, in connection with certain profits interests that they were granted when the Company was private. See “2013 Long-Term Incentive Program – Pre-IPO Equity Interests” for more information on the conversion of profits interests in connection with our IPO.

Long-Term Incentives: RDUs

RDU Grants

Neal J. Campbell and Christina M. Corley. Mr. Campbell and Ms. Corley each received a grant of 300 RDUs to bring their RDU ownership levels further in line with other members of the Company’s executive team.

Douglas E. Eckrote. Mr. Eckrote received a grant of 100 RDUs instead of an increase in annual target cash compensation as his merit increase.

Cash Retention Pool Under RDU Plan

As described above under “2013 Long-Term Incentive Program – RDU Plan,” each of our Named Executive Officers participated in the cash retention pool that was established under the RDU Plan to increase the retentive value of the plan. Half of the cash retention pool was paid to participants in the plan in connection with the IPO and the remaining half will be paid to participants if they remain employed with us through December 31, 2015. The Named Executive Officers received the following cash retention pool payments under the RDU Plan in 2013:

Executive	Amount
Thomas E. Richards	$1,350,000
Ann E. Ziegler	$825,000
Neal J. Campbell	$289,473
Christina M. Corley	$289,473
Douglas E. Eckrote	$701,315

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2014 Executive Compensation Preview

2014 Long-Term Incentive Program

As outlined in the “Overview”, 2014 long-term incentive awards to our Named Executive Officers are in the form of performance share units and stock options with the following key elements to drive Company performance and align with stockholder interests:

Performance Share Units

• 50% of target long-term incentive opportunity

• Three-year performance plan with 0-200% payout curve (threshold payout of 50%)

• Vest at the end of the performance period based upon attainment of cumulative annual adjusted free cash flow and cumulative annual non-GAAP net income per diluted share performance goals

Stock Options	• 50% of target long-term incentive opportunity • Only have value if CDW stock price increases • Vest in 1/3 annual increments with 10 year maximum term

Severance Arrangements

Effective January 1, 2014, the Compensation Committee revised the severance arrangements for our executive officers, including the Named Executive Officers. For Mr. Richards, Ms. Ziegler and Mr. Eckrote, the Compensation Committee amended their arrangements to, among other things, remove the tax gross-ups in their previous arrangements and change from five year contracts with automatic one-year renewal periods to three year fixed-term contracts. For Mr. Campbell and Ms. Corley, the Compensation Committee revised their severance arrangements to align with the severance arrangements of other executive officers.

New Compensation Policies

Clawback Policy

The Compensation Committee adopted a restatement disgorgement policy in the event the Company is required to prepare an accounting restatement due to material non-compliance with a financial reporting requirement under the federal securities laws. If a current or former executive officer engaged in intentional misconduct that caused or partially caused the need for the restatement, the Compensation Committee may, in its discretion and to the full extent permitted by governing law, require reimbursement of that portion of any cash bonus paid to, or performance shares/units earned by, such executive officer during the three-year period preceding the date on which the Company is required to prepare the restatement, which is in excess of what would have been paid or earned by such executive officer had the financial results been properly reported.

Stock Ownership Guidelines

The Compensation Committee believes that, in order to more closely align the interests of executives with the interests of the Company’s other stockholders, all executives should maintain a minimum level of equity interests in the Company’s common stock. The Compensation Committee therefore adopted stock ownership guidelines requiring ownership of six times base salary for our Chief Executive Officer and three times base salary for our other executive officers. Until the guideline is met, an executive officer is required to retain 50% of the after-tax value of vested performance share units and vested in-the-money stock options. As of December 31, 2013, all Named Executive Officers had attained the required ownership guideline.

Hedging, Short Sales and Pledging Policies

Our executive officers are prohibited from hedging and short sales transactions with respect to our securities and are prohibited from pledging our securities except in limited circumstances with pre-approval, as described under “Corporate Governance – Hedging, Short Sales and Pledging Policies.”

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HOW WE MAKE EXECUTIVE COMPENSATION DECISIONS

Our Executive Compensation Philosophies and Objectives

The Compensation Committee believes that our executive compensation program should reward actions and behaviors that drive sustained meaningful profitable growth and stockholder value creation. The Compensation Committee seeks to foster these objectives through a compensation system that focuses heavily on variable, performance-based incentives that create a balanced focus on our short-term and long-term strategic and financial goals. Please see the “Overview—Our IPO and Its Impact on Executive Compensation” for further discussion of our executive compensation philosophies and objectives. Consistent with our pay-for-performance philosophy and executive compensation program objectives, adjustments to executive compensation have historically been based on individual and Company performance with reference to the compensation levels paid to similarly situated executive officers at the Company, as well as market data to provide a perspective on external practices.

Role of the Compensation Committee and our Executive Officers

The Compensation Committee determines the compensation of our Chief Executive Officer and each of our other executive officers. In setting the compensation of our Chief Executive Officer, the Compensation Committee takes into account the Nominating and Corporate Governance Committee’s review of the Chief Executive Officer’s performance. In setting the compensation of our other executive officers, the Compensation Committee takes into account the Chief Executive Officer’s review of each executive officer’s performance and his recommendations with respect to their compensation. The Compensation Committee’s responsibilities regarding executive compensation are further described in the “Corporate Governance” section of this Proxy Statement.

Guidance from Independent Compensation Consultant

Frederic W. Cook & Co., Inc. (the “Compensation Consultant”) provides executive compensation consulting services to the Compensation Committee. In 2013, the Compensation Consultant provided services related to IPO planning and our post-IPO compensation program, including the design of our new long-term incentive plan, the equity reserved under the plan and amendments to our severance arrangements; assistance with this CD&A; and review of peer group compensation data. The Compensation Consultant is retained by and reports to the Compensation Committee and, at the request of the Compensation Committee, participates in committee meetings. The Compensation Consultant did not provide any services to the Company in 2013. The Compensation Committee reviewed the independence of the Compensation Consultant under NASDAQ and SEC rules and concluded that the work of the Compensation Consultant has not raised any conflict of interest.

Comparison to Relevant Peer Group

To obtain a broad view of competitive practices among industry peers and competitors for executive talent, the Compensation Committee reviews market data for peer group companies as well as a general industry survey. In selecting companies for our peer group, the Compensation Committee considers companies that meet one or more of the following peer group selection criteria established by the Compensation Committee:

Similar size in terms of revenue and/or enterprise value (one-third to three times the Company’s revenue or enterprise value)
Operates in a business-to-business distribution environment
Member of the technology industry
Similar customers (i.e., business, government, healthcare, and education)
Services and/or solutions provider
Similar EBITDA and gross margins

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For 2013 compensation decisions, the Compensation Committee established the peer group set forth below. Based on data compiled by the Compensation Consultant at the time of the peer group review, our revenues and EBITDA were between the median and 75th percentile of the revised peer group:

Our Compensation Peer Group
Accenture plc	Insight Enterprises, Inc.
Anixter International, Inc.	Owens & Minor, Inc.
Arrow Electronics, Inc.	Patterson Companies, Inc.
Avnet, Inc.	SYNNEX Corporation
CGI Group Inc.	United Stationers Inc.
Genuine Parts Company	W.W. Grainger, Inc.
Henry Schein, Inc.	Wesco International, Inc.

The Compensation Committee established the peer group set forth above in 2012 after undertaking a holistic review of the historical peer group we had used since prior to becoming a private company. This review was undertaken both in preparation for becoming a public company again and to take into account the evolution of our business model to that of a multi-brand technology solutions provider.

The Compensation Consultant provides competitive data utilizing peer group proxy data and Aon Hewitt provides revenue size-adjusted competitive data from its general industry database for our Chief Executive Officer and Chief Financial Officer. For our other Named Executive Officers for which sufficient peer group data was not available, Aon Hewitt provides revenue size-adjusted competitive data from its general industry database. In reviewing the size-adjusted data from the Aon Hewitt general industry database, the Compensation Committee does not review data from the specific companies included in the database.

For Mr. Richards, the peer group was the primary market data source for evaluating 2013 base salary and annual cash incentive award opportunity, given the availability of chief executive officer compensation data in public filings, with the compensation survey data providing a supplemental viewpoint. For our other Named Executive Officers, the Compensation Committee reviewed both peer group data when available and compensation survey data when evaluating the 2013 base salary, annual cash incentive awards and RDU grants. For purposes of this CD&A, the peer group data and compensation survey data are collectively referred to as “market data.”

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed the section entitled “Compensation Discussion and Analysis” with our management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the section entitled “Compensation Discussion and Analysis” be included in this proxy statement, which will be incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Respectfully submitted by the Compensation Committee of the Board of Directors.

Steven W. Alesio, Chair
Barry K. Allen
Michael J. Dominguez
Robin P. Selati

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2013 EXECUTIVE COMPENSATION

2013 Summary Compensation Table

The following table provides information regarding the compensation earned during the last three fiscal years by our current Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers, whom we collectively refer to as our “Named Executive Officers.”

							Non-qualified
Name and principal		Salary	Bonus	Stock awards	Option awards	Non-equity incentive plan compensation	deferred compensation earnings	All other compensation	Total
position	Year	($)	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)
Thomas E. Richards Chairman, President and Chief Executive Officer	2013	793,779	—	—	2,400,147	1,241,598	266,204	1,595,673	6,297,401
	2012	775,000	—	1,190,000	—	871,875	374,747	5,984	3,217,606
	2011	715,865	—	—	—	1,725,370	374,747	5,180	2,821,162
Ann E. Ziegler Senior Vice President and Chief Financial Officer	2013	400,769	—	—	—	654,305	162,680	977,174	2,194,928
	2012	320,000	—	—	—	525,000	229,012	5,984	1,079,996
	2011	320,000	—	—	—	1,120,000	229,012	5,180	1,674,192
Neal J. Campbell Senior Vice President and Chief Marketing Officer	2013	275,000	—	—	620,179	302,266	47,904	645,303	1,890,652
	2012	275,000	—	—	—	206,250	53,570	404,484	939,304
	2011	248,558	—	695,783	—	412,274	27,353	400,000	1,783,968
Christina M. Corley Senior Vice President, Corporate Sales	2013	275,000	—	—	867,668	302,266	47,904	646,275	2,139,113
	2012	275,000	—	—	—	206,250	43,830	402,942	928,022
	2011	69,153	78,400	797,316		116,932	7,711	400,000	1,469,512
Douglas E. Eckrote Senior Vice President, Strategic Solutions and Services	2013	328,510	—	—	—	657,157	137,074	931,463	2,054,204
	2012	275,000	—	—	—	525,000	187,373	5,984	993,357
	2011	275,000	—	—	—	1,120,000	187,373	5,180	1,587,553
(1)	Stock awards. The amounts reported represent the grant date fair value of B Units granted in 2012 and 2011 and are calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”). See Note 10 to the Audited Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2013 (the “Audited Financial Statements”) for a discussion of the relevant assumptions used in calculating these amounts.

(2)	Option awards. Amounts in this column do not represent new long-term incentive awards. The amounts reported represent the grant date fair value associated with the grant of stock options, as required under the CDW Holdings LLC Unitholders Agreement, in connection with the pre-IPO distribution of equity held by CDW Holdings LLC, our parent company prior to our IPO, as computed in accordance with FASB ASC Topic 718. These stock options were issued to B Unit holders to preserve their fully diluted equity ownership percentages, as required by the CDW Holdings LLC Unitholders Agreement. See Note 10 to the Audited Financial Statements for a discussion of the relevant assumptions used in calculating these amounts.

(3)	Non-equity incentive plan compensation. For 2013, the amounts reported represent cash awards to the Named Executive Officers under the SMIP. Please see the Compensation Discussion and Analysis for further information regarding the 2013 SMIP.

(4)	Nonqualified deferred compensation earnings. Pursuant to SEC disclosure rules, the amounts reported represent the portion of the interest credited under the RDU Plan that exceeds 120% of the applicable federal long-term rate. Please see the CD&A for further information regarding the RDU Plan.

(5)	All other compensation. For 2013, “All Other Compensation” consists of (i) the cash retention payments under the RDU Plan that were paid to each of the Named Executive Officers in connection with our IPO (Mr. Richards, $1,350,000, Ms. Ziegler, $825,000, Mr. Campbell, $289,473, Ms. Corley, $289,473 and Mr. Eckrote, $701,315), (ii) the RDU grant valued at $300,000 for Mr. Campbell and Ms. Corley and the RDU grant valued at $100,000 for Mr. Eckrote, (iii) the prepayment premium under the RDU Plan credited to each Named Executive Officer in connection with the 2013 redemption of a portion of the Senior Subordinated Notes (Mr. Richards, $240,425, Ms. Ziegler, $146,927, Mr. Campbell, $51,553, Ms. Corley, $51,553, and Mr. Eckrote, $124,899), and (iv) matching and profit sharing contributions to the 401(k) accounts of each of the Named Executive Officers. For 2012, “All Other Compensation” consists of (i) the RDU grant valued at $400,000 that Mr. Campbell and Ms. Corley each received during 2012 and (ii) matching and profit sharing contributions to the 401(k) accounts of each of the Named Executive Officers. For 2011, “All Other Compensation” consists of (i) the value of RDUs that Mr. Campbell and Ms. Corley received during 2011 and (ii) profit sharing contributions to the 401(k) accounts of Messrs. Richards and Eckrote and Ms. Ziegler. Because the amounts reported with respect to the RDU grants represent the face amount of the unvested RDUs, these amounts may not correspond to the actual value that will be recognized by the Named Executive Officer.

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2013 Grants of Plan-Based Awards Table

The following table provides information regarding the possible payouts to our Named Executive Officers in 2013 under the SMIP and the stock option grants received by certain Named Executive Officers in 2013, which were not new long-term incentive awards, but instead were required by the terms of the CDW Holdings LLC Unitholders Agreement in connection with certain profits interests that such Named Executive Officers were granted when the Company was private.

		Estimated possible payouts under non-equity incentive plan awards(1)			Estimated possible payouts under equity incentive plan awards				All other		Grant
Name	Grant date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	All other stock awards: number of units (#)	option awards: number of securities underlying options (#)(2)	Exercise or base price of option awards ($)(3)	date fair value of stock and option awards ($)(4)
Thomas E.
Richards	—	179,606	1,197,375	2,394,750	—	—	—	—	—	—	—
	6/26/13	—	—	—	—	—	—	—	505,294	17.00	2,400,147
Ann E.
Ziegler	—	94,650	631,000	1,262,000	—	—	—	—	—	—	—
Neal J.
Campbell	—	43,725	291,500	583,000	—	—	—	—	—	—	—
	6/26/13	—	—	—	—	—	—	—	130,564	17.00	620,179
Christina
M. Corley	—	43,725	291,500	583,000	—	—	—	—	—	—	—
	6/26/13	—	—	—	—	—	—	—	182,667	17.00	867,668
Douglas E.
Eckrote	—	95,063	633,750	1,267,500	—	—	—	—	—	—	—
(1)	These amounts represent threshold, target and maximum cash award levels set in 2013 under the SMIP. The amount actually earned by each Named Executive Officer is reported as Non-Equity Incentive Plan Compensation in the 2013 Summary Compensation Table.

(2)	Amounts in this column do not represent new long-term incentive awards. Amounts in this column represent stock options granted, as required under the CDW Holdings LLC Unitholders Agreement, in connection with the pre-IPO distribution of equity held by CDW Holdings LLC, our parent company prior to our IPO. These stock options were issued to B Unit holders to preserve their fully diluted equity ownership percentages, as required by the CDW Holdings LLC Unitholders Agreement. The vesting of the stock options is based upon the remainder of the 5 year daily vesting schedule applicable to the B Units with respect to which the stock options were granted. A portion of the stock option grant therefore was vested as of June 26, 2013 (Mr. Richards with respect to 54,514 shares, Mr. Campbell with respect to 60,029 shares, and Ms. Corley with respect to 63,998 shares), while the remaining portion of the stock option grant vests daily on a pro rata basis through December 11, 2017 for Mr. Richards, March 9, 2016 for Mr. Campbell and September 25, 2016 for Ms. Corley.

(3)	The exercise price is based on the Company’s initial public offering price.

(4)	The amounts reported represent the grant date fair value associated with the grant of these stock options, as computed in accordance with FASB ASC Topic 718. See Note 10 to the Audited Financial Statements for a discussion of the relevant assumptions used in calculating these amounts.

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2013 Outstanding Equity Awards at Fiscal Year-End

The following table summarizes outstanding option awards and unvested stock awards held by each Named Executive Officer on December 31, 2013.

	Option awards				Stock awards
	Number of	Number of			Number of	Market value
	securities underlying	securities underlying	Option		shares or units	of shares or units
	unexercised options	unexercised options	exercise	Option	of stock that	of stock that have
	exercisable	unexercisable	price	expiration	have not vested	not vested
Name	(#)(1)	(#)(1)	($)	date	(#)(2)	($)(3)
Thomas E. Richards	106,538	398,756	17.00	12/12/22	300,675	7,023,768
Ann E. Ziegler	—	—	—	—	104,766	2,447,334
Neal J. Campbell	73,465	57,099	17.00	3/10/21	68,795	1,607,051
Christina M. Corley	82,785	99,882	17.00	11/4/21	72,746	1,699,347
Douglas E. Eckrote	—	—	—	—	103,237	2,411,616
(1)	Amounts in these columns represent stock options granted in connection with the pre-IPO distribution of equity held by CDW Holdings LLC, our parent company prior to our IPO. These stock options were issued to B Unit holders to preserve their fully diluted equity ownership percentages, as required by the CDW Holdings LLC Unitholders Agreement dated October 12, 2007. The vesting of the stock options is based upon the remainder of the 5 year daily vesting schedule applicable to the B Units with respect to which the stock options were granted. A portion of the stock option grant therefore was vested as of June 26, 2013 (Mr. Richards with respect to 54,514 shares, Mr. Campbell with respect to 60,029 shares, and Ms. Corley with respect to 63,998 shares), while the remaining portion of the stock option vests daily on a pro rata basis through December 11, 2017 for Mr. Richards, March 9, 2016 for Mr. Campbell and September 25, 2016 for Ms. Corley.

(2)	Amounts reported in this column represent the number of shares of restricted stock held by each Named Executive Officer as of December 31, 2013. The vesting of the shares of restricted stock is based upon the remainder of the 5 year daily vesting schedule applicable to the B Units for which the restricted shares were received in exchange. For Mr. Richards, 224,468 of the shares of restricted stock vest daily on a pro rata basis through December 31, 2014 and 76,207 of the shares of restricted stock vest daily on a pro rata basis through December 11, 2017. For Ms. Ziegler and Mr. Eckrote, the shares of restricted stock vest daily on a pro rata basis through December 31, 2014. For Mr. Campbell and Ms. Corley, the shares of restricted stock vest daily on a pro rata basis through March 9, 2016 and September 25, 2016, respectively.

(3)	The market value of shares of stock that have not vested reflects a stock price of $23.36, the closing stock price on December 31, 2013.

2013 Stock Vested Table

The following table summarizes the number and market value of stock awards held by each Named Executive Officer that vested during 2013.

	Number of	Value
	shares acquired	realized on
Name	on vesting	vesting(1)
Thomas E. Richards	243,769	$4,340,098
Ann E. Ziegler	104,764	$1,922,653
Neal J. Campbell	31,426	$542,249
Christina M. Corley	26,578	$439,512
Douglas E. Eckrote	103,236	$1,894,587

(1)	These awards vest on a daily basis. For the period from January 1, 2013 through the June 26, 2013 pricing of our IPO, the market value reported in this table is based upon a valuation analysis of the “fair market value” (as defined in our applicable equity documents) of total Company equity performed on a semi-annual basis. For the period from June 27, 2013 through December 31, 2013, the market value reported in this table is based upon the average daily closing price of our common stock during that period.

Non-Qualified Deferred Compensation

As noted in the CD&A, in 2010, our Board of Directors adopted the RDU Plan, an unfunded nonqualified deferred compensation plan that was designed to retain key leaders and focus them on driving the long-term success of the Company. Participants in the RDU Plan received RDUs that entitled the participant to a proportionate share of payments under the RDU Plan, determined by dividing the number of RDUs held by the participant by 28,500, which was the total number of RDUs available under the RDU Plan.

Prior to the IPO, the RDUs were designed to track two components of the Senior Subordinated Notes, a principal component and an interest component. However, participants had no rights to the underlying debt. The total amount of compensation available under the RDU Plan was based on these two components. The principal component credited the RDU Plan with an amount equal to $28.5 million face value of the Senior Subordinated Notes (the “debt pool”), with each RDU representing $1,000 face value of the Senior Subordinated

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Notes. Participants vest daily in the principal component during employment on a pro rata basis over the period commencing January 1, 2012 (or, if later, the date of hire or the date of a subsequent RDU grant) through December 31, 2014, subject to earlier vesting in the event of certain qualifying terminations of employment or a sale of the Company. Payment of the principal component under the RDU Plan will be made to participants on October 12, 2017, unless accelerated due to a sale of the Company. The interest component credited the RDU Plan with amounts equal to the interest that would have been earned on the debt pool from March 10, 2010 (or, if later, the date of hire or the date of a subsequent RDU grant) through maturity (October 12, 2017). Under the original terms of the RDU Plan and subject to certain exceptions, interest amounts were to be paid to participants semi-annually on the interest payment dates.

As discussed in the CD&A, in connection with the IPO and the partial redemption of the Senior Subordinated Notes, and in accordance with the terms of the RDU Plan, the principal component of the RDUs converted to a cash-denominated pool upon the redemption of the related Senior Subordinated Notes, with the same vesting and payment schedule as set forth above. The redemption of the Senior Subordinated Notes, per the terms of the RDU Plan, also resulted in participants being credited with an additional amount equal to the amount of the prepayment premium that would have been paid on an equivalent amount of Senior Subordinated Notes under the terms of the indenture related to such notes. The additional amount will be paid to participants at the same time as the principal component.

In connection with the IPO and the partial redemption of the Senior Subordinated Notes, as allowed under the terms of the RDU Plan, the Compensation Committee determined that the accrual of interest credits on the RDUs would cease after the redemption of the related Senior Subordinated Notes. In order to increase the retentive value of the plan, the Compensation Committee established a cash retention pool determined based on the amount of the interest component credits that would have been allocated to the RDUs under the original terms of the RDU Plan if the Senior Subordinated Notes had not been redeemed. Under the terms of the cash retention pool established by the Compensation Committee, each participant in the RDU Plan received a cash retention payment in connection with the IPO and will receive an additional cash retention payment in 2016 if the participant remains employed with the Company through December 31, 2015. Under the original terms of the RDU Plan, participants would have received full payment of the interest component if they had remained employed with the Company through December 31, 2014.

See “2013 Potential Payments Upon Termination or Change in Control” below for a discussion of the treatment of the RDUs upon certain terminations of employment or a sale of the Company.

2013 Non-Qualified Deferred Compensation Table

The following table provides information regarding the RDU Plan.

Name	Executive contributions in last fiscal year ($)	Registrant company contributions in last fiscal year ($)(1)	Aggregate earnings in last fiscal year ($)(2)	Aggregate withdrawals/ distributions ($)(3)	Aggregate balance at last fiscal year-end ($)(4)
Thomas E. Richards	—	240,425	456,792	569,121	5,393,850
Ann E. Ziegler	—	146,927	279,151	347,796	3,296,243
Neal J. Campbell	—	351,553	82,201	98,348	1,156,576
Christina M. Corley	—	351,553	82,201	98,348	1,156,576
Douglas E. Eckrote	—	224,899	235,211	290,919	2,802,068

(1)	The amounts reported in this column represent (i) the number of RDUs that Messrs. Campbell and Eckrote and Ms. Corley received during 2013 multiplied by $1,000, the face amount of an RDU (Mr. Campbell, $300,000, Ms. Corley, $300,000, and Mr. Eckrote, $100,000) and (ii) the prepayment premium under the RDU Plan credited to each Named Executive Officer in connection with the redemption of a portion of the Senior Subordinated Notes (Mr. Richards, $240,425, Ms. Ziegler, $146,927, Mr. Campbell, $51,553, Ms. Corley, $51,553, and Mr. Eckrote, $124,899). These amounts are included in the “All Other Compensation” column in the 2013 Summary Compensation Table.

(2)	The amounts reported in this column represent interest earned by the Named Executive Officers during 2013 under the RDU Plan. Please see the narrative above for a description of the interest component of the RDU Plan. As discussed above, the accrual of interest credits on the RDUs ceased with regard to the portion of the Senior Subordinated Notes that were redeemed.

(3)	Represents the portion of the interest component that was paid to the Named Executive Officers during 2013.

(4)	The amounts reported in this column represent each Named Executive Officer’s balance in the RDU Plan.

2013 Potential Payments Upon Termination or Change in Control

During 2013, Messrs. Richards and Eckrote and Ms. Ziegler were each subject to a compensation protection agreement that provided for certain severance benefits upon a qualifying termination of employment (the “Compensation Protection Agreements”). The remaining Named Executive Officers participated in a compensation protection plan that provided for severance benefits upon a qualifying termination of employment (“Compensation Protection Plan”). As noted in the CD&A, effective January 1, 2014, the Compensation Committee revised the severance arrangements for our executive officers,

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including the Named Executive Officers. For Mr. Richards, Ms. Ziegler and Mr. Eckrote, the Compensation Committee amended their Compensation Protection Agreements to, among other things, remove the tax gross-ups that were included in their previous employment arrangements and change from a term of five years with automatic one-year renewal periods to a three-year fixed-term contract. For Mr. Campbell and Ms. Corley, the Compensation Committee revised their severance arrangements to align with the severance arrangements of other executive officers. Each Named Executive Officer is also a participant in the RDU Plan and the Company’s equity award program, both of which provide for accelerated vesting of RDUs or outstanding equity awards, as applicable, upon certain termination events or a sale of the Company.

A description of the material terms of each of the employment arrangements that were in effect on December 31, 2013, the RDU Plan and the equity award program as well as estimates of the payments and benefits each Named Executive Officer would receive upon a termination of employment or sale of the Company, are set forth below. The estimates have been calculated assuming a termination date on December 31, 2013 and the closing price of a share of our common stock on December 31, 2013. For the RDU Plan, the estimates have been calculated to include the following assumptions: (1) with respect to the portion of the RDU Plan relating to the redeemed Senior Subordinates Notes, the values reported in the tables are calculated based on the value of the cash-denominated pool that was created upon the partial redemption of the Senior Subordinated Notes, including the related prepayment premium, and (2) with respect to the portion of the RDU Plan relating to the unredeemed Senior Subordinated Notes, the values reported in the table are calculated based on the $1,000 face amount of such RDUs. The amounts reported below are only estimates and actual payments and benefits to be paid upon a termination of a Named Executive Officer’s employment with the Company or sale of the Company under these arrangements can only be determined at the time of termination or sale of the Company.

Compensation Protection Arrangements

This section describes the compensation protection arrangements in effect for Named Executive Officers in 2013.

For purposes of determining severance benefits under the Named Executive Officers’ compensation protection arrangements, a qualifying termination means termination of the Named Executive Officer’s employment (1) by the Company other than (A) for “cause,” (B) the Named Executive Officer’s death or (C) the Named Executive Officer’s disability, or (2) for a Named Executive Officer who is a party to a Compensation Protection Agreement, by the Named Executive Officer for “good reason.”

If the employment of a Named Executive Officer is terminated for any reason other than a qualifying termination of employment, the Named Executive Officer is entitled to receive his or her “accrued obligations.” Accrued obligations include the following: (1) accrued and unpaid base salary; (2) any SMIP bonus, deferred compensation and other cash compensation accrued by the Named Executive Officer to the extent not paid as of the date of termination; and (3) vacation pay, expense reimbursements and other cash entitlements accrued by the Named Executive Officer to the extent not paid as of the date of termination.

If the employment of a Named Executive Officer is terminated due to the Named Executive Officer’s death or disability, the Named Executive Officer or his or her estate, as applicable, is entitled to receive the following payments under his or her compensation protection arrangement: (1) accrued obligations as defined above and (2) for executives who are parties to Compensation Protection Agreements, an annual incentive bonus (based on the target bonus under the Company’s SMIP), prorated through the effective date of the Named Executive Officer’s termination of employment.

If the employment of a Named Executive Officer is terminated due to a qualifying termination, the Named Executive Officer is entitled to receive the following payments and benefits under his or her compensation protection arrangement: (1) accrued obligations as defined above; (2) the portion of the unpaid SMIP bonus that the Named Executive Officer would have received had he or she remained employed by the Company for the full year in which the termination occurs, based on actual performance and prorated through the date of termination; (3) continuation in accordance with the Company’s regular payroll practices of a multiple of the Named Executive Officer’s base salary; (4) payment of a multiple of the Named Executive Officer’s SMIP bonus that would have been earned had the Named Executive Officer remained employed by the Company for the full year in which the termination occurs, based on actual performance; (5) continuation of certain health and welfare benefits for the number of years specified in the Named Executive Officer’s compensation protection arrangement or if earlier, the date that the Named Executive Officer became eligible for each such type of insurance coverage from a subsequent employer (provided, however, that if the Company is unable to provide such continuation benefits to the Named Executive Officer, the Company will instead provide a cash payment that, after payment of applicable taxes, is sufficient to purchase comparable benefits); and (6) outplacement services of up to $20,000. The multiple to be applied in determining severance payments and health and welfare continuation coverage is one for Named Executive Officers who participate in the Compensation Protection Plan and two for Named Executive Officers who are parties to Compensation Protection Agreements. The receipt of all of the payments and benefits above, except payment of accrued obligations, is conditioned upon the Named Executive Officer’s execution of a general release agreement in which he or she waives all claims that he or she might have against the Company and certain associated individuals and entities.

If the employment of Mr. Richards is terminated for any reason other than a termination by the Company for Cause (as defined in his Compensation Protection Agreement), upon the expiration of any continued medical coverage period under his Compensation Protection Agreement and the COBRA continuation coverage period, Mr. Richards and his spouse are entitled to continued access to the Company’s medical plan until each becomes

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eligible for Medicare (or the earlier occurrence of another event specified in his Compensation Protection Agreement), with the full cost of such continued access to be paid by Mr. Richards.

If the payments and benefits to a Named Executive Officer under his or her respective employment agreement or Compensation Protection Agreement would subject the Named Executive Officer to the excise tax imposed by Section 4999 of the Internal Revenue Code, the Named Executive Officer would be entitled to receive a tax reimbursement, unless the Named Executive Officer’s net after-tax benefit resulting from such tax reimbursement, as compared to a reduction of such payments and benefits so that no excise tax is incurred, is less than $100,000. The foregoing tax reimbursement is applicable only in the case of the Company’s first change in control following the IPO. As noted above, effective January 1, 2014, the Compensation Protection Agreements were amended to eliminate the Named Executive Officer’s right to a tax reimbursement in the event of a change in control. Under the terms of the amended Compensation Protection Agreements, if the payments and benefits to a Named Executive Officer under his or her respective Compensation Protection Agreement or another plan, arrangement or agreement would subject the Named Executive Officer to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such payments will be reduced by the minimum amount necessary to avoid such excise tax, but only if such reduction will result in the Named Executive Officer receiving a higher net after-tax amount.

RDU Plan

As noted in the CD&A and narrative to the “2013 Non-Qualified Deferred Compensation” table, the Company maintains the RDU Plan. Upon a qualifying termination of employment under a Compensation Protection Agreement, the participant will vest in the RDUs through the date of termination, determined as if the vesting schedule had been five year daily vesting commencing on January 1, 2010. For participants in the RDU Plan, in the event of death or disability, the participant will vest in an additional 20% of the RDUs (i.e., one year of vesting on a five year daily vesting schedule).

All outstanding RDUs become vested upon a sale of the Company. In addition, upon a sale of the Company, the Company is required to pay the same change in control payment, equal to 1% of the outstanding Senior Subordinated Notes under the RDU Plan at the time of the change in control, as it would have been required to pay noteholders under the indenture governing the Senior Subordinated Notes. The change in control payment will be allocated to participants who are employed as of such date on a pro rata basis according to the number of RDUs held by each participant compared to the total debt pool. The RDUs related to previously redeemed Senior Subordinated Notes do not receive this change in control payment.

Restricted Stock and Stock Options

There is no acceleration or continuation of vesting of the shares of restricted stock and stock options granted in exchange for each Named Executive Officer’s outstanding B Units (the “Replacement Awards”) for terminations other than on account of a Named Executive Officer’s death or disability. In the case of termination due to the Named Executive Officer’s death or disability, each Named Executive Officer’s Award Agreement provides for the immediate vesting of the additional portion of his or her outstanding Replacement Awards that would vest over a period of one year from such Named Executive Officer’s termination of employment. All outstanding Replacement Awards would immediately vest upon a sale of the Company under the Award Agreements.

For purposes of the RDU Plan and Replacement Awards, a sale of the Company means the acquisition by any person or group of (1) at least 51% of the equity securities of the Company entitled to vote to elect members of the board or (2) all or substantially all of the Company’s assets determined on a consolidated basis. Our IPO did not constitute a sale of the Company.

Potential Payments Upon a Qualifying Termination of Employment(1)

Name	Severance payment ($)(2)	Pro rata actual bonus payment ($)(3)	Value of accelerated equity awards ($)(4)	Value of accelerated RDUs ($)(5)	Welfare benefits ($)(6)	Outplacement ($)(7)	Aggregate payments ($)
Thomas E. Richards	4,070,754	1,241,598	—	715,012	12,310	20,000	6,059,674
Ann E. Ziegler	2,110,148	654,305	—	436,952	11,066	20,000	3,232,471
Neal J. Campbell	577,266	302,266	—	—	8,525	20,000	908,057
Christina M. Corley	577,266	302,266	—	—	10,185	20,000	909,717
Douglas E. Eckrote	1,971,334	657,157	—	393,526	17,510	20,000	3,059,527

(1)	A qualifying termination means termination of the Named Executive Officer’s employment (1) by the Company other than (A) for “cause,” (B) the Named Executive Officer’s death or (C) the Named Executive Officer’s disability, or (2) for a Named Executive Officer who is a party to a Compensation Protection Agreement, by the Named Executive Officer for “good reason.”

(2)	Except as otherwise noted, amounts reported in this column represent a multiple of the sum of (i) the Named Executive Officer’s base salary and (ii) the Named Executive Officer’s annual incentive bonus target for 2013 multiplied by the 2013 SMIP payout percentage of 103.7%. The multiple is one times for the Named Executive Officers who participate in the Compensation Protection Plan and two times for the Named Executive Officers who are parties to Compensation Protection Agreements.

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(3)	Under the Named Executive Officers’ respective agreements, the Named Executive Officers are entitled to a pro rata bonus based on the Company’s actual performance for the year in which termination occurs. The amount reported in this column represents the annual bonus earned by each Named Executive Officer during 2013. This amount is also reported in the 2013 Summary Compensation Table as 2013 compensation.

(4)	Pursuant to the terms of the Replacement Awards, the Replacement Awards do not accelerate upon a termination of employment other than a termination of employment due to the death or disability of the Named Executive Officer, as described below. The Replacement Awards accelerate upon a change in control, as described below.

(5)	Pursuant to the terms of the RDU Plan, upon a qualifying termination of employment under a Compensation Protection Agreement, the participant will vest in the RDUs through the date of termination, determined as if the vesting schedule had been five year daily commencing on January 1, 2010. The amounts reported in the table represent the dollar value associated with the accelerated vesting of the RDUs that would occur upon the qualifying termination of employment on December 31, 2013 under a Compensation Protection Agreement.

(6)	Represents the estimated value of continued welfare benefits that all Named Executive Officers would be entitled to receive upon a qualifying termination of employment.

(7)	Represents the maximum value of outplacement services that all Named Executive Officers would be entitled to receive upon a qualifying termination of employment.

Potential Payments Upon Death or Disability Table

Name	Severance payment ($)	Pro rata actual bonus payment ($)(1)	Value of accelerated equity awards ($)(2)	Value of accelerated RDUs ($)(3)	Aggregate payments ($)
Thomas E. Richards	—	1,241,598	6,340,327	1,074,085	8,656,010
Ann E. Ziegler	—	654,305	2,448,641	656,385	3,759,331
Neal J. Campbell	—	302,266	901,008	230,311	1,433,585
Christina M. Corley	—	302,266	853,889	230,311	1,386,466
Douglas E. Eckrote	—	657,157	2,412,901	557,980	3,628,038

(1)	Under the Compensation Protection Agreements, the Named Executive Officers are entitled to a pro rata bonus based on target. Named Executive Officers subject to the Compensation Protection Plan are not eligible to receive a pro rata bonus in the event of death or disability prior to December 31, 2013; however, each executive’s full SMIP bonus is included in this column because each executive satisfied the employment through December 31, 2013 requirement under the SMIP. The amount reported in this column represents the annual bonus earned by each Named Executive Officer during 2013. This amount is also reported in the 2013 Summary Compensation Table as 2013 compensation.
(2)	Represents the value of the accelerated vesting of Replacement Awards, equal to the amount that would vest over a period of one year, in the event of a termination of employment due to death or disability on December 31, 2013. The value of the accelerated vesting of the Replacement Awards reported in this table is based upon our closing stock price of $23.36 on December 31, 2013.
(3)	Pursuant to the terms of the RDU Plan, in the event of the participant’s death or disability, the participant will vest in an additional 20% of the RDUs (i.e., one year of vesting on a five year daily vesting schedule). The amounts reported in the table represent the dollar value associated with the accelerated vesting of the RDUs that would occur upon a termination due to death or disability on December 31, 2013.

Potential Payments Upon a Change in Control

Name	Severance payment ($)	Pro rata actual bonus payment ($)	Value of accelerated equity awards ($)(1)	Value of accelerated RDUs ($)(2)	Tax payments ($)(3)	Aggregate payments ($)(4)
Thomas E. Richards	—	—	9,559,856	2,028,481	—	11,588,337
Ann E. Ziegler	—	—	2,447,334	1,239,627	—	3,686,961
Neal J. Campbell	—	—	1,970,201	538,038	—	2,508,239
Christina M. Corley	—	—	2,334,597	557,731	—	2,892,328
Douglas E. Eckrote	—	—	2,411,616	1,075,864	—	3,487,480

(1)	Represents the value of all unvested Replacement Awards that would become vested upon a sale of the Company on December 31, 2013. The value of the accelerated vesting of the Replacement Awards reported in this table is based upon our closing stock price of $23.36 on December 31, 2013.

(2)	Represents the value of all unvested RDUs that would become vested upon a sale of the Company, the allocation of the unallocated RDU accrued interest that each Named Executive Officer would have received if a sale of the Company occurred on December 31, 2013 and the change in control payment on the RDUs. Please see the “2013 Non-Qualified Deferred Compensation” table for a description of the RDU Plan and the narrative above entitled “RDU Plan” for a description of the amounts to be received by participants in the RDU Plan upon a sale of the Company.

(3)	The tax reimbursement calculations assumed a blended effective tax rate of approximately 39% and a 20% excise tax incurred on excess parachute payments, as calculated in accordance with Internal Revenue Code Sections 280G and 4999. As noted above, effective January 1, 2014, the Compensation Protection Agreements were amended to eliminate the Named Executive Officer’s right to receive any tax reimbursements in connection with a change in control.

(4)	If the Named Executive Officer experiences a qualifying termination of employment in connection with a change in control, the Named Executive Officer would also be entitled to the amounts reported in the “Potential Payments Upon a Qualifying Termination of Employment” table above, except that such Named Executive Officer would receive the value of the accelerated RDUs as set forth in this table rather than in the “Potential Payments Upon a Qualifying Termination of Employment” table above. No tax reimbursements would be owed to any Named Executive Officer in this case.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2013 regarding the number of shares of our common stock that may be issued under our equity compensation plans.

December 31, 2013	A	B		C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Stockholders	2,631,827	$17.00	(1)	10,766,558	(2)
Equity Compensation Plans Not Approved by Stockholders	—	—		—
Total	2,631,827	$17.00		10,766,558

(1)	Excludes Restricted Stock Units that convert to shares of common stock from determination of Weighted Average Exercise Price.

(2)	Includes 1,700,000 shares available under our Coworker Stock Purchase Plan (“CSPP”). The CSPP provides the opportunity for eligible coworkers to acquire shares of our common stock at a 5% discount. There is no compensation expense associated with the CSPP.

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OTHER BUSINESS

The Board of Directors has no knowledge of any other matter to be submitted at the Annual Meeting of Stockholders. If any other matter shall properly come before the Annual Meeting, including a question of adjourning or postponing the meeting, the persons named in the proxy card or their substitutes acting thereunder will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.

Annual Report and Company Information

A copy of our 2013 Annual Report to stockholders on Form 10-K is being furnished to stockholders concurrently herewith.

Stockholder Proposals for the 2015 Annual Meeting

Proposals that stockholders wish to submit for inclusion in our proxy statement for our 2015 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by our Corporate Secretary at CDW Corporation, 200 North Milwaukee Avenue, Vernon Hills, Illinois 60061 no later than December 9, 2014, unless the date of our 2015 Annual Meeting is more than 30 days before or after May 22, 2015, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials for our 2015 Annual Meeting. Any stockholder proposal submitted for inclusion must be eligible for inclusion in our proxy statement in accordance with the rules and regulations promulgated by the SEC.

With respect to proposals submitted by a stockholder for consideration at our 2015 Annual Meeting but not for inclusion in our proxy statement for such Annual Meeting, timely notice of any stockholder proposal must be received by us in accordance with our Amended and Restated Bylaws no earlier than January 22, 2015 nor later than February 21, 2015, unless the date of our 2015 Annual Meeting is more than 30 days before or after May 22, 2015, in which case notice by the stockholder to be timely must be so delivered by the later of (1) the tenth day following the day the first public announcement of the date of the 2015 Annual Meeting is first made and (2) the date which is 90 days prior to the date of the 2015 Annual Meeting. Such notice must contain the information required by our Amended and Restated Bylaws.

It is important that your proxy be returned promptly, whether by mail, by telephone or via the Internet. The proxy may be revoked at any time by you before it is exercised as described in this proxy statement. If you attend the meeting in person, you may withdraw any proxy (including a telephonic or Internet proxy) and vote your own shares as described in this proxy statement.

By Order of the Board of Directors,

Christine A. Leahy

Senior Vice President, General Counsel
and Corporate Secretary

April 8, 2014

2014 Proxy Statement	51

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APPENDIX A

CDW CORPORATION AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURE RECONCILIATIONS

We have included reconciliations of Adjusted EBITDA, Adjusted EBITDA margin, Non-GAAP net income, Non-GAAP net income per diluted share and Free Cash Flow for the years ended December 31, 2013 and 2012 below. EBITDA is defined as consolidated net income (loss) before interest expense, income tax expense (benefit), depreciation and amortization. Adjusted EBITDA, which is a measure defined in our credit agreements, means EBITDA adjusted for certain items which are described in the table below. Adjusted EBITDA margin means Adjusted EBITDA as a percentage of our net sales. Non-GAAP net income excludes, among other things, charges related to the amortization of acquisition-related intangibles, non-cash equity-based compensation and gains and losses from the early extinguishment of debt. The numerator of Non-GAAP net income per diluted share is Non-GAAP net income. Non-GAAP net income per diluted share increases the number of weighted average shares in the denominator as if the IPO and the exercise of the underwriters’ overallotment option had occurred at the beginning of the periods reported. Free Cash Flow is defined as net cash provided by operating activities, minus capital expenditures, plus/minus the net change in accounts payable – inventory financing. Adjusted EBITDA, Adjusted EBITDA margin, Non-GAAP net income, Non-GAAP net income per diluted share and Free Cash Flow are considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures. We believe that Adjusted EBITDA, Adjusted EBITDA margin, Non-GAAP net income, Non-GAAP net income per diluted share and Free Cash Flow provide helpful information with respect to our operating performance and cash flows including our ability to meet our future debt service, capital expenditures, and working capital requirements. Adjusted EBITDA also provides helpful information as it is the primary measure used in certain financial covenants contained in our credit agreements.

ADJUSTED EBITDA

(dollars in millions)
(unaudited)

	Year Ended December 31,
	2013	2012	% Change
Adjusted EBITDA	$808.5	$766.6	5.5%
Adjustments to reconcile Adjusted EBITDA to income from operations(a):
Depreciation and amortization(b)	(208.2)	(210.2)
Non-cash equity-based compensation	(8.6)	(22.1)
IPO- and secondary-offering related expenses(c)	(75.0)	—
Sponsor fee	(2.5)	(5.0)
Litigation, net(d)	4.1	(4.3)
Consulting and debt-related professional fees	(0.1)	(0.6)
Other adjustments(e)	(9.6)	(13.8)
Total adjustments	(299.9)	(256.0)
Income from operations	$508.6	$510.6
(a)	Amounts historically reported within selling and administrative expense unless otherwise indicated.
(b)	Includes depreciation expense of $3.4 and $4.0 for the years ended December 31, 2013 and 2012, respectively, historically reported within cost of sales.
(c)	As defined in Non-GAAP net income reconciliation below.
(d)	Relates to unusual, non-recurring litigation matters.
(e)	Primarily includes certain historical retention costs reported within selling and administrative expense. Also includes adjustment for other (expense) income of $(0.4) and $0.1 for the years ended December 31, 2013 and 2012, respectively.

2014 Proxy Statement	52

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ADJUSTED EBITDA MARGIN

(dollars in millions)
(unaudited)

	Year Ended December 31,
	2013	2012
Net sales	$10,768.6	$10,128.2
Adjusted EBITDA	808.5	766.6
Adjusted EBITDA Margin	7.5%	7.6%

NON-GAAP NET INCOME AND NON-GAAP NET INCOME PER DILUTED SHARE

(dollars and shares in millions, except per share amounts)
(unaudited)

	Year Ended December 31,
	2013	2012	% Change
Net income	$132.8	$119.0
Amortization of intangibles(i)	161.2	163.7
Non-cash equity-based compensation	8.6	22.1
Litigation, net(ii)	(6.3)	—
Net loss on extinguishments of long-term debt	64.0	17.2
Interest expense adjustment related to extinguishments of long-term debt(iii)	(7.5)	(3.3)
IPO- and secondary-offering related expenses(iv)	75.0	—
Aggregate adjustment for income taxes(v)	(113.5)	(71.6)
Non-GAAP net income	$314.3	$247.1	27.2%
GAAP net income per diluted share	$0.84	$0.82	2.5%
Non-GAAP net income per diluted share	$1.83	$1.44	27.1%
Shares used in computing GAAP net income per diluted share	158.7	145.8
Shares used in computing Non-GAAP net income per diluted share(vi)	171.8	171.7
(i)	Includes amortization expense for acquisition-related intangible assets, primarily customer relationships and trade names.
(ii)	Relates to unusual, non-recurring litigation matters.
(iii)	Reflects adjustments to interest expense resulting from debt extinguishments. Represents the difference between interest expense previously recognized under the effective interest method and actual interest paid.
(iv)	IPO- and secondary-offering related expenses consist of the following:

	Year Ended December 31,
	2013	2012
Acceleration charge for certain equity awards and related employer payroll taxes	$40.7	$—
RDU Plan cash retention pool accrual	7.5	—
Management services agreement termination fee	24.4	—
Other expenses	2.4	—
IPO- and secondary-offering related expenses	$75.0	$—
(v)	Based on a normalized effective tax rate of 39.0%.
(vi)	Non-GAAP net income per diluted share increases the number of weighted average shares in the denominator as if the IPO and the exercise of the underwriters’ overallotment option had occurred at the beginning of the periods reported as follows:

2014 Proxy Statement	53

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	Year Ended December 31,
	2013	2012
Weighted-average number of common shares outstanding – Diluted	158.7	145.8
Effect of dilutive securities	(2.1)	(0.7)
Weighted-average number of common shares outstanding – Basic	156.6	145.1
Adjustment as if the IPO and exercise of the underwriters’ overallotment option had occurred at the beginning of the period reported	13.7	26.6
Non-GAAP weighted-average number of common shares outstanding – Basic	170.3	171.7
Effect of dilutive shares	1.5	—
Non-GAAP weighted-average number of common shares outstanding – Diluted	171.8	171.7

FREE CASH FLOW

(dollars in millions)
(unaudited)

	Year Ended December 31,
	2013	2012	% Change
Net cash provided by operating activities	$366.3	$317.4
Capital expenditures	(47.1)	(41.4)
Net change in accounts payable – inventory financing	7.4	(29.5)
Free Cash Flow	$326.6	$246.5	32.5%

2014 Proxy Statement	54

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APPENDIX B

FORWARD-LOOKING STATEMENTS

This proxy statement includes forward-looking statements regarding management’s expectations for our future performance that are within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include the sentences on pages 6 and 32 of this proxy statement in which we state that “we intend to continue to profitably grow faster than the U.S. IT market, delever our balance sheet and deliver annual mid-teens non-GAAP net income per diluted share growth over the medium term, which we view as the next 18 to 24 months.” For a discussion of forward-looking statements and factors that could cause our actual performance to differ materially from these expectations, see the sections entitled “Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

2014 Proxy Statement	55

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CDW LEADERSHIP

Board of Directors

Thomas E. Richards
Chairman and Chief Executive Officer

Steven W. Alesio
Operating Partner of
Providence Equity Partners L.L.C.

Barry K. Allen
Operating Partner of
Providence Equity Partners L.L.C.

Benjamin D. Chereskin
President,
Profile Capital Management LLC

Glenn M. Creamer
Senior Managing Director,
Providence Equity Partners L.L.C.

Michael J. Dominguez
Managing Director,
Providence Equity Partners L.L.C.

Paul J. Finnegan
Co-Chief Executive Officer,
Madison Dearborn Partners, LLC

David W. Nelms
Chairman and Chief Executive Officer,
Discover Financial Services

Robin P. Selati
Managing Director,
Madison Dearborn Partners, LLC

Donna F. Zarcone
President and Chief Executive Officer,
Economic Club of Chicago

Executive Committee

Thomas E. Richards
Chairman and Chief Executive Officer

Dennis G. Berger
Senior Vice President and Chief Coworker Services Officer

Neal J. Campbell
Senior Vice President and Chief Marketing Officer

Christina M. Corley
Senior Vice President, Corporate Sales

Douglas E. Eckrote
Senior Vice President, Strategic Solutions and Services

Christine A. Leahy
Senior Vice President, General Counsel and Corporate Secretary

Christina V. Rother
Senior Vice President, Public and Advanced Technology Sales

Jonathan J. Stevens
Senior Vice President of Operations and Chief Information Officer

Matthew A. Troka
Senior Vice President, Product and Partner Management

Ann E. Ziegler

Senior Vice President and Chief Financial Officer

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PEOPLE WHO GET IT

CDW Corporation
200 N. Milwaukee Avenue
Vernon Hills, Illinois 60061

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CDW PEOPLE WHO GET IT

CDW CORPORATION
200 N. MILWAUKEE AVE.
VERNON HILLS, IL 60061

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M73320-P49481 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CDW CORPORATION

The Board of Directors recommends you vote FOR the following Class I Directors (Term to Expire at 2017 Annual Meeting):

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Steven W. Alesio
02) Barry K. Allen
03) David W. Nelms
04) Donna F. Zarcone

The Board of Directors recommends you vote FOR proposals 2 and 3:

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 Year	2 Years	3 Years	Abstain
4. To approve, on an advisory basis, the frequency of the advisory vote to approve named executive officer compensation.	☐	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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